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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-229806

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Offered	Maximum Aggregate Offering Price	Registration Fee(1)

5.375% Senior Notes due 2029	$500,000,000	$60,600

(1)
This filing fee is calculated and being paid pursuant to Rule 457(r) of the Securities Act of 1933, as amended (the "Securities Act"), and relates to the Registration Statement on Form S-3 (File No. 333-229806) filed by EnLink Midstream, LLC ("ENLC") with the Securities and Exchange Commission (the "SEC") on February 22, 2019, as amended by the Post-Effective Amendment No. 1 to Form S-3 filed by ENLC and EnLink Midstream Partners, LP ("ENLK") with the SEC on April 4, 2019. Pursuant to Rule 457(p) under the Securities Act, the total amount of the registration fee due is offset by $11,642.97, representing the remaining dollar amount of the filing fee previously paid by ENLK that corresponds to unsold common units representing limited partnership interests in ENLK that were registered pursuant to the Registration Statement on Form S-3 (File No. 333-217848) (the "Prior Registration Statement") filed by ENLK under the Securities Act on May 10, 2017, as amended on June 19, 2017. Accordingly, the filing fee transmitted herewith is $48,957.03. ENLC owns more than 50 percent of ENLK's outstanding voting securities. The offering under the Prior Registration Statement has been terminated and the effectiveness of the Prior Registration Statement has been terminated pursuant to a Post-Effective Amendment to Form S-3 filed by ENLK under the Securities Act.

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 4, 2019)

EnLink Midstream, LLC

$500,000,000 5.375% Senior Notes due 2029

         We are offering $500,000,000 aggregate principal amount of our 5.375% Senior Notes due 2029, or the notes.

         Interest on the notes will accrue from April 9, 2019 and will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2019. The notes will mature on June 1, 2029. We may redeem some or all of the notes at our option at any time and from time to time prior to their maturity at the applicable redemption price set forth in this prospectus supplement, plus accrued and unpaid interest. Please read the section entitled "Description of Notes — Optional Redemption."

         The notes will be fully and unconditionally guaranteed by our subsidiary, EnLink Midstream Partners, LP ("ENLK"), which also guarantees our obligations under our revolving credit facility and term loan. The notes will be our unsecured senior obligations and will rank equally in right of payment with all of our existing and future unsecured debt, including our revolving credit facility and term loan. The guarantee by ENLK will be its unsecured senior obligation and will rank equally in right of payment with all of ENLK's existing and future unsecured senior debt, including ENLK's existing senior notes and its guarantees of our revolving credit facility and term loan. The notes and ENLK's guarantee thereof will be senior in right of payment to all of our and ENLK's future subordinated debt. For a more detailed description of the notes, see "Description of Notes" beginning on page S-17.

         Investing in the notes involves risks. See "Risk Factors" beginning on page S-9.

	Public Offering Price(1)	Underwriting Discount	Proceeds, Before Expenses, to us
Per Note	100.000%	0.650%	99.350%
Total	$500,000,000	$3,250,000	$496,750,000

(1)
Plus accrued interest, if any, from April 9, 2019 if settlement occurs after that date.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The underwriters expect to deliver the notes to purchasers on or about April 9, 2019 only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, société anonyme.

Joint Book-Running Managers

RBC CAPITAL MARKETS	BMO CAPITAL MARKETS
SUNTRUST ROBINSON HUMPHREY	WELLS FARGO SECURITIES

BB&T CAPITAL MARKETS	J.P. MORGAN	MORGAN STANLEY	PNC CAPITAL MARKETS LLC
REGIONS SECURITIES LLC	SCOTIABANK	TD SECURITIES	US BANCORP

April 4, 2019

S-i

IMPORTANT INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING BASE PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of notes. The second part is the accompanying base prospectus, which describes certain terms of the indenture under which the notes will be issued and gives more general information, some of which may not apply to this offering of notes. Generally, when we refer only to the "prospectus," we are referring to both parts combined. If the information about this offering of notes varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

        Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read "Information Incorporated by Reference" on page S-43 this prospectus supplement.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us relating to this offering of notes. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different, or inconsistent information, you should not rely on it. We and the underwriters are offering to sell the notes, and seeking offers to buy the notes, only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations, and prospects may have changed since such dates.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the information included in this prospectus supplement and the documents we incorporate by reference herein contain "forward-looking" statements. All statements that are not statements of historical facts, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. You can typically identify forward-looking statements by the use of forward-looking words, such as "forecast," "may," "believe," "will," "should," "plan," "predict," "anticipate," "intend," "estimate," "expect," and other similar words. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus supplement, the accompanying base prospectus and the documents we have incorporated by reference.

        These forward-looking statements are made based upon management's current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements

S-ii

are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Known material risks and uncertainties include the risks set forth under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018, as well as the following risks and uncertainties:

  •
  GIP III Stetson I, L.P. and GIP II Stetson II, L.P. (collectively, "GIP") own approximately 46.1% of our outstanding common units and control our managing member, and GIP and our managing member may have conflicts of interest with us and limited duties to us;

  •
  GIP is not limited in its ability to compete with us and is not obligated to offer us the opportunity to acquire additional assets or businesses;

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  we are dependent on Devon Energy Corporation ("Devon") for a substantial portion of the natural gas that we gather, process and transport;

  •
  because we are substantially dependent on Devon, any development that materially and adversely affects Devon's operations, financial condition, or market reputation could have a material and adverse impact on us;

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  adverse developments in our gathering, transmission, processing, crude oil, condensate, natural gas, and NGL services businesses would reduce our ability to make distributions to our unitholders;

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  we must continually compete for crude oil, condensate, natural gas, and NGL supplies, and any decrease in supplies of such commodities could adversely affect our financial condition, results of operations, or cash flows;

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  construction of our major development projects subjects us to risks of construction delays, cost over-runs, limitations on our growth, and negative effects on our financial condition, results of operations, or cash flows;

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  our operations are dependent on our rights and ability to receive or renew the required permits and other approvals from governmental authorities and other third parties;

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  we conduct a portion of our operations through joint ventures, which subjects us to additional risks that could have a material adverse effect on the success of these operations, our financial position, results of operations, or cash flows;

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  our profitability is dependent upon prices and market demand for crude oil, condensate, natural gas, and NGLs, which are beyond our control and have been volatile;

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  operational, regulatory, and other asset-related risks due to our significant assets in South Louisiana and the Texas Gulf Coast, including adverse weather conditions;

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  if we do not make acquisitions on economically acceptable terms or efficiently and effectively integrate the acquired assets with our asset base, our future growth will be limited;

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  failure to comply with existing or new environmental laws or regulations or an accidental release of hazardous substances, hydrocarbons, or wastes into the environment may cause us to incur significant costs and liabilities; and

S-iii

  •
  the risks described elsewhere in this prospectus supplement and in the documents incorporated by reference herein.

        Before you invest, you should be aware that the occurrence of any of the events described under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018 could substantially harm our business, results of operations and financial condition. In light of these risks, uncertainties, and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We do not assume any obligation to update or review any forward-looking statements or information, whether as a result of new information, future events, or otherwise.

        As generally used in the energy industry and in this prospectus supplement, the following terms have the following meanings:

  •
  Bbl = Barrels (equal to 42 gallons)

  •
  Bcf = billion cubic feet

  •
  CNOW = Central Northern Oklahoma Woodford Shale

  •
  /d = per day

  •
  MBbls = thousand barrels

  •
  MMcf = million cubic feet

  •
  MVC = minimum volume commitment

  •
  NGL(s) = natural gas liquid(s)

  •
  STACK = Sooner Trend Anadarko Basin Canadian and Kingfisher Counties in Oklahoma

S-iv

SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying base prospectus, and the documents incorporated herein by reference for a more complete understanding of this offering of notes. Please read "Risk Factors" beginning on page S-9 of this prospectus supplement and page 1 of the accompanying base prospectus for information regarding risks you should consider before investing in our notes.

        Throughout this prospectus supplement, when we use the terms "we," "us," "our," "ENLC," or the "Company," we are referring either to EnLink Midstream, LLC in its individual capacity or to EnLink Midstream, LLC and its operating subsidiaries collectively, as the context requires. Our business activities are conducted through our subsidiary, EnLink Midstream Operating, LP (the "Operating Partnership") and its subsidiaries. References in this prospectus supplement to "ENLK" refer either to EnLink Midstream Partners, LP in its individual capacity or to EnLink Midstream Partners, LP and its subsidiaries. References in this prospectus supplement to our "managing member" refer to EnLink Midstream Manager, LLC, a wholly-owned subsidiary of GIP III Stetson I, L.P.

 The Company

Overview

        We are a publicly traded Delaware limited liability company formed in October 2013. Our common units are traded on the New York Stock Exchange under the symbol "ENLC." Our assets consist of equity interests in ENLK. ENLK primarily focuses on providing midstream energy services, including:

  •
  gathering, compressing, treating, processing, transporting, storing, and selling natural gas;

  •
  fractionating, transporting, storing, and selling NGLs; and

  •
  gathering, transporting, stabilizing, storing, trans-loading, and selling crude oil and condensate, in addition to brine disposal services.

        ENLK is a Delaware limited partnership formed in 2002. EnLink Midstream GP, LLC, a Delaware limited liability company and our wholly-owned subsidiary, is ENLK's general partner, which manages ENLK's operations and activities.

        Our midstream energy asset network includes approximately 11,000 miles of pipelines, 20 natural gas processing plants with approximately 4.9 Bcf/d of processing capacity, seven fractionators with approximately 280,000 Bbls/d of fractionation capacity, barge and rail terminals, product storage facilities, purchasing and marketing capabilities, brine disposal wells, a crude oil trucking fleet, and equity investments in certain joint ventures. Our operations are based in the United States, and our sales are derived primarily from domestic customers. We have five reportable segments as of January 1, 2019:

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  Oklahoma Segment. The Oklahoma segment includes our natural gas gathering, processing, and transmission activities and our crude oil operations in the Cana-Woodford, Arkoma-Woodford, Northern Oklahoma Woodford, STACK, and CNOW shale areas;

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  Permian Segment. The Permian segment includes our natural gas gathering, processing, and transmission activities and our crude oil operations in the Permian Basin;

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  Louisiana Segment. The Louisiana segment includes our natural gas pipelines, natural gas processing plants, storage facilities, fractionation facilities, and NGL assets located in Louisiana and our crude oil operations in the Ohio River Valley;

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  North Texas Segment. The North Texas segment includes our natural gas gathering, processing, and transmission operations in North Texas; and

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  Corporate Segment. The Corporate segment includes our unconsolidated affiliate investments in Cedar Cove Midstream LLC in Oklahoma, our ownership interest in Gulf Coast Fractionators in South Texas, and our general corporate assets and expenses.

        We manage our operations by focusing on gross operating margin because our business is generally to gather, process, transport, or market natural gas, NGLs, crude oil, and condensate using our assets for a fee. We earn our fees through various fee-based contractual arrangements, which include stated fee-only contract arrangements or arrangements with fee-based components where we purchase and resell commodities in connection with providing the related service and earn a net margin as our fee. We earn our net margin under our purchase and resell contract arrangements primarily as a result of stated service-related fees that are deducted from the price of the commodity purchase. While our transactions vary in form, the essential element of most of our transactions is the use of our assets to transport a product or provide a processed product to an end-user or marketer at the tailgate of the plant, pipeline, or barge, truck, or rail terminal.

Our Business Strategies

        Our primary business objective is to provide cash flow stability in our business while growing prudently and profitably. We intend to accomplish this objective by executing the following strategies:

  •
  Execute in our core growth areas.  We believe our assets are positioned in some of the most economically advantageous basins in the U.S., as well as key demand centers with growing end-use customers. We expect to grow certain of our systems organically over time by meeting our customers' midstream service needs that result from their drilling activity in our areas of operation or growth in supply needs. We continually evaluate economically attractive organic expansion opportunities in our areas of operation that allow us to leverage our existing infrastructure, operating expertise, and customer relationships by constructing and expanding systems to meet new or increased demand for our services.

  •
  Maintain a strong financial position.  We believe that maintaining a conservative and balanced capital structure, appropriate leverage, and other key financial metrics will afford us better access to the capital markets at a competitive cost of capital. We also believe a strong financial position provides us the opportunity to grow our business in a prudent manner throughout the cycles in our industry.

  •
  Maintain stable cash flows supported by long-term, fee-based contracts.  We will seek to generate cash flows pursuant to long-term, firm contracts with creditworthy customers. We will continue to pursue opportunities to increase the fee-based components of our contract portfolio to minimize our direct commodity price exposure.

Our Competitive Strengths

        We believe that we are well-positioned to execute our strategies and to achieve our primary business objective due to the following competitive strengths:

  •
  Strategically-located assets.  The majority of our assets are strategically located in economically advantageous regions with the potential for increasing throughput volume and cash flow generation. Our asset portfolio includes gathering, transmission, fractionation, and processing systems that are located in the areas in which producer activity is focused on crude oil, condensate, and NGLs, as well as natural gas. We have established platforms in Texas, Oklahoma, and Louisiana, and we are focused on growing our operations in Central Oklahoma, the Permian Basin, and southern Louisiana through organic development and acquisitions.

  •
  Stable cash flows.  Approximately 88.3% of our gross operating margin for the year ended December 31, 2018 was generated from fee-based contract arrangements with minimal direct commodity price exposure. In addition, our cash flows are generated across a variety of products, services, and geographic locations and through transactions with a strong portfolio of customers with investment-grade credit ratings. We have approximately 10 years remaining on fixed-fee gathering and processing agreements with a subsidiary of Devon pursuant to which we provide gathering, treating, compression, dehydration, stabilization, processing, and fractionation services, as applicable, for natural gas delivered by Devon to our gathering and processing systems in the Barnett and Cana-Woodford Shales. These agreements provide us with dedication of all of the natural gas owned or controlled by Devon and produced from or attributable to existing and future wells located on certain oil, natural gas, and mineral leases covering lands within the acreage dedications, excluding properties previously dedicated to other natural gas gathering systems not owned and operated by Devon. Additionally, our EnLink Oklahoma Gas Processing, LP ("EOGP") assets are supported by Devon with acreage dedications and MVCs for gathering and processing on Devon's STACK acreage through the end of 2020. We will continue to focus on contract structures that reduce volatility and support long-term stability of cash flows.

  •
  Integrated midstream services.  We span the energy value chain by providing natural gas, NGL, crude oil, and condensate services across a diverse customer base. These services include gathering, compressing, treating, processing, transporting, storing, and selling natural gas, fractionating, transporting, storing, and selling NGLs, and gathering, transporting, stabilizing, storing, trans-loading, and selling crude oil and condensate. We believe our ability to provide all of these services gives us an advantage in competing for new opportunities because we can provide substantially all services that producers, marketers, and others require to move natural gas, NGLs, crude oil, and condensate from the wellhead to the market on a cost-effective basis.

  •
  Experienced management team.  Our management team has deep experience in the energy industry and has a proven track record of creating value through the development, acquisition, optimization, and integration of midstream assets. We believe this team provides us with a strong foundation for evaluating growth opportunities and operating our assets in a safe, reliable, and efficient manner.

Recent Developments

        Simplification of the Corporate Structure.    On October 21, 2018, ENLC, the managing member of ENLC, ENLK, the general partner of ENLK, and NOLA Merger Sub, LLC ("NOLA Merger Sub") entered into the Agreement and Plan of Merger pursuant to which, on January 25, 2019, NOLA Merger Sub merged with and into ENLK (the "Merger"), with ENLK continuing as the surviving entity and as a subsidiary of ENLC.

        Transfer of EOGP interest.    On January 31, 2019, ENLC transferred its 16.1% limited partner interest in EOGP to the Operating Partnership.

        Strategic Partner Update.    On July 18, 2018, subsidiaries of Devon closed a transaction to sell all of their equity interests in ENLC, ENLK, and ENLC's managing member to affiliates of Global Infrastructure Management, LLC ("GIP"). Through this transaction, GIP acquired control of (i) ENLC, (ii) ENLC's managing member, and (iii) ENLK, as a result of ENLC's ownership of the general partner of ENLK.

        Cajun-Sibon Pipeline.    In 2018, we commenced an expansion of our Cajun-Sibon NGL pipeline capacity, which connects the Mont Belvieu NGL hub to our fractionation facilities in Louisiana. This is the third phase of our Cajun-Sibon system referred to as Cajun Sibon III, which will increase throughput capacity from 130,000 bbls/d to 185,000 bbls/d. We expect Cajun-Sibon III to be operational during the second quarter of 2019.

        Avenger Crude Oil Gathering System.    During 2018, we constructed a new crude oil gathering system in the northern Delaware Basin called Avenger. Avenger is supported by a long-term contract with Devon on dedicated acreage in their Todd and Potato Basin development areas in Eddy and Lea counties in New Mexico. We commenced initial operations on Avenger during the third quarter of 2018 and expect to begin full-service operations during the third quarter of 2019.

        Central Oklahoma Plants.    In December 2017, we commenced construction on our Thunderbird Plant to expand our Central Oklahoma processing capacity by an additional 200 MMcf/d. We expect to begin operations on the Thunderbird Plant during the second quarter of 2019.

        Central Oklahoma Crude Oil Gathering Systems.    In late March 2018, we completed construction of the first phase of Black Coyote. Black Coyote expands our operations in the core of the STACK play in Central Oklahoma and was built primarily to service acreage dedicated from Devon, which is the anchor customer on the system. In addition, we further expanded our crude oil gathering operations in the STACK through the construction of Redbud, which is supported by a contract with Marathon Oil Company. We commenced initial operations on Redbud during the third quarter of 2018.

        Lobo Natural Gas Gathering and Processing Facilities.    During the second quarter of 2018, we completed construction of an expansion to our Lobo II cryogenic gas processing plant, which brought total operational processing capacity at our Lobo facilities to 175 MMcf/d. We further expanded our natural gas processing capacity at our Lobo facilities through the construction of the Lobo III cryogenic gas processing plant, which was completed during the fourth quarter of 2018. Lobo III provides an additional 100 MMcf/d of operational capacity.

Principal Executive Offices and Internet Address

        Our principal executive offices are located at 1722 Routh Street, Suite 1300, Dallas, Texas 75201 and our telephone number is (214) 953-9500. Our website is located at www.enlink.com. We make available our periodic reports and other information filed with or furnished to the Securities and Exchange Commission, the "SEC" or the "Commission," free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the Commission. The information on our website is not part of this prospectus supplement or the accompanying base prospectus, and you should rely only on information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus when making a decision as to whether or not to invest in our notes.

        The following diagram depicts our organization and approximate ownership as of February 1, 2019, after the close of the Merger and the transfer of the 16.1% limited partner interest in EOGP from us to the Operating Partnership:

(1)
Subsequent to the closing of the Merger, ENLK's Series B Cumulative Convertible Preferred Units ("Series B Preferred Units") are exchangeable into ENLC common units on a

  1-for-1.15 basis, subject to certain adjustments. Upon the exchange of any Series B Preferred Units into ENLC common units, an equal number of the ENLC Class C Common Units will be canceled. As of February 1, 2019, the outstanding ENLC Class C Common Units, which are non-economic interests issued immediately following the Merger to the holder of the Series B Preferred Units to provide it with certain voting rights at ENLC, represent a 10.8% membership interest in ENLC.

(2)
All ENLK common units are held by ENLC. The Series B Preferred Units are entitled to vote, on a one-for-one basis (subject to certain adjustments) as a single class with ENLC, on all matters that require approval of the ENLK unitholders.

(3)
ENLK's Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units ("Series C Preferred Units") are perpetual preferred units that are not convertible into other equity interests, and therefore are not factored into the ENLK ownership calculations for the limited partner and general partner ownership percentages presented.

The Offering

        We provide the following summary solely for your convenience. This summary is not a complete description of the notes or ENLK's guarantee. You should read the full text of, and more specific details contained elsewhere in, this prospectus supplement and the accompanying base prospectus. For a more detailed description of the notes, please read the section entitled "Description of Notes" in this prospectus supplement and the section entitled "Description of the Debt Securities" in the accompanying base prospectus.

Issuer	EnLink Midstream, LLC
Notes Offered	We are offering $500,000,000 aggregate principal amount of 5.375% Senior Notes due 2029.
Maturity	Unless redeemed prior to maturity as described below, the notes will mature on June 1, 2029.
Interest Rate	Interest on the notes will accrue at the per annum rate of 5.375%.
Interest Payment Dates	Interest on the notes will accrue from, and including, the issue date of the notes and be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2019.
Ranking

The notes will be our unsecured senior obligations. The notes will rank equally with all of our other current and future unsecured senior debt, including our borrowings under our revolving credit facility and our term loan, senior to all of our future subordinated debt, and structurally subordinate to the indebtedness and other obligations, including trade payables, of our subsidiaries that do not guarantee the notes.

As of December 31, 2018, after giving effect to this offering of the notes and the application of the net proceeds therefrom as described in "Use of Proceeds," we, excluding our subsidiaries that do not guarantee the notes, would have had approximately $4.4 billion of indebtedness outstanding, all of which would have been unsecured senior indebtedness. As of December 31, 2018, our non-guarantor subsidiaries had approximately $2.5 million of indebtedness outstanding. Please read "Description of Notes — Ranking."

Guarantee

The notes will be guaranteed by ENLK. The guarantee of the notes will rank equally with all of ENLK's other current and future unsecured senior debt, including its existing senior notes and its guarantees of our revolving credit facility and term loan, senior to all of ENLK's future subordinated debt, and junior to the indebtedness and other obligations, including trade payables, of ENLK's subsidiaries.

Optional Redemption

We may redeem the notes for cash, in whole or in part at any time and from time to time, at our option at the applicable redemption price set forth under the heading "Description of Notes — Optional Redemption."

Certain Covenants

We will issue the notes under a supplement to an indenture with Wells Fargo Bank, National Association, as trustee. The covenants in the indenture supplement will include a limitation on liens and a restriction on sale-leaseback transactions. Each covenant is subject to a number of important exceptions, limitations, and qualifications that are described in "Description of Notes — Certain Covenants."

Use of Proceeds	We intend to use the net proceeds from this offering to repay outstanding borrowings under our revolving credit facility and for general limited liability company purposes. See "Use of Proceeds."

Affiliates of each of the underwriters are lenders under our revolving credit facility that we expect to reduce using the net proceeds of this offering, and, accordingly, such underwriters and affiliates will receive a portion of the net proceeds from this offering. See "Underwriting (Conflicts of Interest)."

Conflicts of Interest

In addition, since affiliates of RBC Capital Markets, LLC, BMO Capital Markets Corp., and Wells Fargo Securities,  LLC are lenders under our revolving credit facility and may receive more than 5% of the net proceeds of this offering due to our repayment of portions of the revolving credit facility by us, such underwriters may be deemed to have a "conflict of interest" under Rule 5121 of the Financial Industry Regulatory Authority, Inc. ("FINRA") Rules. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. See "Underwriting (Conflicts of Interest)."

Further Issuances

We may create and issue additional notes ranking equally and ratably with any series of notes offered by this prospectus supplement in all respects, except for the issue date, public offering price, and in some cases, the first interest payment date, so that such additional notes will form a single series with the applicable series of notes offered by this prospectus supplement and will have substantially identical terms as such series, including with respect to ranking, redemption, and otherwise.

Risk Factors

Investing in the notes involves risks. See "Risk Factors" beginning on page S-9 of this prospectus supplement and the risk factors set forth on page 1 of the accompanying base prospectus, and in our Annual Report on Form 10-K for the year ended December 31, 2018, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus before investing in the notes.

Governing Law	The indenture governing the notes and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

        An investment in the notes involves risks. You should consider carefully the following risk factors and the risk factors set forth beginning on page 1 of the accompanying base prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2018, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus when evaluating an investment in the notes.

Risks Related to the Notes

Our significant indebtedness, and any future indebtedness, as well as the restrictions in our debt agreements may adversely affect our future financial and operating flexibility and our ability to service the notes.

        As of December 31, 2018, after giving effect to this offering and the application of the net proceeds as described in "Use of Proceeds," our consolidated indebtedness would have been approximately $4.4 billion, and we would have been able to incur approximately $1.6 billion of additional indebtedness under our revolving credit facility, after giving effect to certain covenants therein restricting our ability to incur additional indebtedness. Our substantial indebtedness and the additional debt we may incur in the future for potential acquisitions or operating activities may adversely affect our liquidity and therefore our ability to make interest payments on the notes.

        Among other things, our significant indebtedness may be viewed negatively by credit rating agencies, which could result in increased costs for us to access the capital markets. Any future downgrade of the debt issued by us or our subsidiaries, including ENLK's existing senior notes, could significantly increase our capital costs or adversely affect our ability to raise capital in the future.

        Debt service obligations and restrictive covenants in our revolving credit facility, our term loan, the indenture governing ENLK's existing senior notes, and the indenture governing the notes may adversely affect our ability to finance future operations, pursue acquisitions, and fund other capital needs. In addition, this leverage may make our results of operations more susceptible to adverse economic or operating conditions by limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and may place us at a competitive disadvantage as compared to our competitors that have less debt.

        The indenture governing the notes will permit us and ENLK to incur additional debt, which would be equal in right of payment to the notes and the guarantee. If we incur any additional indebtedness, including trade payables, that ranks equally with the notes, the holders of that debt would be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution, or other winding up of us. This may have the effect of reducing the amount of proceeds paid to you. If new debt is added to our current debt levels, the related risks that we now face could intensify.

The notes and the guarantee will be our and ENLK's senior unsecured obligations and as a result, will be effectively junior to our or ENLK's future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the indebtedness and other liabilities of our subsidiaries, other than ENLK and any subsidiaries that may guarantee the notes in the future.

        The notes and ENLK's guarantee will be our and ENLK's senior unsecured obligations and will rank equally in right of payment with all of our and ENLK's other existing and future senior indebtedness, and will be structurally subordinated to the claims of all creditors, including trade creditors and tort claimants, of our subsidiaries that do not guarantee the notes. In the event of the liquidation, dissolution, reorganization, bankruptcy, or similar proceeding of the business of a subsidiary that is not a guarantor, creditors of that subsidiary, including trade creditors, would generally have the right to be paid in full before any distribution is made to us or the holders of the notes. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the notes. As of December 31, 2018, our non-guarantor subsidiaries had approximately $2.5 million of indebtedness outstanding, consisting of capital leases. The indentures governing ENLK's existing senior notes do not prohibit, and the indenture governing the notes will not prohibit, such subsidiaries from incurring indebtedness in the future.

        In addition, because the notes and the guarantee are, and any future guarantees of the notes will be, unsecured, holders of any secured indebtedness of ours or our subsidiaries would have claims with respect to the assets constituting collateral for such indebtedness that are senior to the claims of the holders of the notes. Currently, neither we nor any of our subsidiaries has any secured indebtedness. Although the indentures governing ENLK's existing senior notes place, and the indenture governing the notes will place, some limitations on our and ENLK's ability to create liens securing indebtedness, there will be significant exceptions to these limitations that would allow us or ENLK to secure significant amounts of indebtedness without equally and ratably securing the notes. If we or our subsidiaries incur secured indebtedness and such indebtedness is accelerated or we become subject to bankruptcy, liquidation, or reorganization proceedings, our and our subsidiaries' assets would be used to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on the notes. Consequently, any such secured indebtedness would effectively be senior to the notes and ENLK's guarantee, as well as any future guarantees of the notes, to the extent of the value of the collateral securing such secured indebtedness. In that event, you may not be able to recover all the principal or interest you are due under the notes.

ENLK's guarantee and any future subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and in such event a court may try to subordinate or void the subsidiary guarantees.

        Initially, only ENLK will guarantee the notes, although in the future one or more of our other subsidiaries may also guarantee the notes. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee could be voided, or claims in respect of a subsidiary guarantee could be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its subsidiary guarantee received less than reasonably equivalent value or fair consideration for the incurrence of such subsidiary guarantee; and

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In addition, any payment by that subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability, including contingent liabilities, on its existing debts, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

The indenture governing the notes will include only limited covenants and these limited covenants may not protect your investment.

        The indenture governing the notes will not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows, or liquidity and, accordingly, will not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

  •
  limit our subsidiaries' ability to incur indebtedness or other liabilities which would structurally rank senior to the notes;

  •
  limit our ability to incur indebtedness that is equal in right of payment to the notes; or

  •
  restrict our ability to make investments or to pay distributions or make other payments in respect of our common units or other securities ranking junior to the notes.

        The indenture governing the notes will also permit us and our subsidiaries to incur additional indebtedness, including secured indebtedness, that could effectively rank senior to the notes, and to engage in leaseback arrangements, subject to certain limitations. Any of these actions could adversely affect our ability to make principal and interest payments on the notes.

We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets, and our cash flow consists almost exclusively of cash flows from ENLK.

        We are a holding company, and our subsidiaries conduct all of our operations and own all of our operating assets. Currently, our only cash-generating asset is our partnership interest in ENLK. As a result, our ability to make required payments on the notes depends on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, debt agreements, ENLK's distribution requirements with respect to the Series B Preferred Units and the Series C Preferred Units, and applicable state partnership laws and other laws and regulations. In addition, distributions made by our subsidiaries that are held in a joint venture are reduced by amounts that such subsidiaries are obligated to distribute to our joint venture partners. If our subsidiaries are prevented from distributing funds to us, we may be unable to pay all the principal and interest on the notes when due.

Your ability to transfer the notes at a time or price you desire may be limited by the absence of an active trading market, which may not develop.

        Although we have registered the offer and sale of the notes under the Securities Act of 1933, as amended, we do not intend to apply for the listing of the notes on any securities exchange or for the quotation of the notes on any automated dealer quotation system. In addition, although the underwriters have informed us that they intend to make a market in the notes of each series, as permitted by applicable laws and regulations, they are not obligated to make markets in the notes, and they may discontinue their market-making activities at any time without notice. Active markets for the notes may not develop or, if developed, may not continue. In the absence of active trading markets, you may not be able to transfer the notes within the time or at the prices you desire.

An increase in market interest rates could result in a decrease in the market value of the notes.

        The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase notes bearing interest at fixed rates of interest and market interest rates increase, the market values of those notes may decline. We cannot predict the future level of market interest rates.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, ENLK's existing notes and our indebtedness under our revolving credit facility and term loan, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, or operations, seek additional capital, or restructure or refinance our indebtedness, including the notes. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and would permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our existing or future debt agreements, including our credit agreement and term loan, the indentures governing ENLK's existing notes and the indenture that will govern the notes. For example, our revolving credit facility contains restrictions on our ability to dispose of assets. We may not be able to consummate asset dispositions, and any proceeds may not be adequate to meet any debt service obligations then due. See "Description of Notes."

The credit and risk profile of our managing member and its owner could adversely affect our credit ratings and profile.

        The credit and business risk profiles of our managing member and its indirect owner, GIP, may be factors in credit evaluations of us due to the control of our managing member and the significant influence over our business activities, including our cash distributions, acquisition strategy, and business risk profile.

 USE OF PROCEEDS

        We expect to receive net proceeds from this offering of approximately $496.5 million after deducting the underwriting discounts and estimated offering expenses payable by us.

        We intend to use the net proceeds from this offering to repay outstanding borrowings under our revolving credit facility, including borrowings incurred to repay the ENLK 2019 Notes (as defined below) at maturity, and for general limited liability company purposes.

        As of April 1, 2019, we had $610.0 million in borrowings and $6.2 million in outstanding letters of credit under our $1.75 billion unsecured revolving credit facility (which includes a $500.0 million letter of credit subfacility) at a weighted average interest rate of 4.4%. Our revolving credit facility matures in January 2024 unless we request, and the requisite lenders agree, to extend it pursuant to its terms. Borrowings under our revolving credit facility were used to repay certain amounts under our prior revolving credit facility and ENLK's prior revolving credit facility, each of which was terminated on January 25, 2019, as well as to fund capital expenditures and for general limited liability company purposes. In addition, on April 1, 2019, we used borrowings under our revolving credit facility to repay at maturity the $400.0 million outstanding aggregate principal amount of ENLK's 2.70% Senior Notes due 2019 (the "ENLK 2019 Notes").

        Affiliates of each of the underwriters are lenders under our revolving credit facility that we expect to reduce using the net proceeds from this offering and, accordingly, such underwriters and affiliates will receive a portion of the net proceeds from this offering. See "Underwriting (Conflicts of Interest)."

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and our consolidated capitalization as of December 31, 2018:

  •
  on a historical basis; and

  •
  on an as adjusted basis to give effect to the repayment at maturity of the ENLK 2019 Notes and the sale of the notes in this offering and the application of the net proceeds therefrom.

        You should read this table in conjunction with our financial statements and notes that are incorporated by reference into this prospectus supplement and the accompanying base prospectus for additional information about our capital structure.

	As of December 31, 2018
	Historical	As Adjusted
	(Dollars in millions)
Cash and cash equivalents	$100.4	$100.4

Long-term debt including current maturities:
Bank credit facility(1)	$111.4	$15.0
Term Loan due 2021(2)	850.0	850.0
2.700% ENLK Senior Notes due 2019(3)	400.0	—
4.400% ENLK Senior Notes due 2024 (including a premium of $1.8 million)	551.8	551.8
4.150% ENLK Senior Notes due 2025 (net of discount of $0.9 million)	749.1	749.1
4.850% ENLK Senior Notes due 2026 (net of discount of $0.5 million)	499.5	499.5
5.600% ENLK Senior Notes due 2044 (net of discount of $0.2 million)	349.8	349.8
5.050% ENLK Senior Notes due 2045 (net of discount of $6.2 million)	443.8	443.8
5.450% ENLK Senior Notes due 2047 (net of discount of $0.1 million)	499.9	499.9
5.375% Senior Notes due 2029 (offered hereby)	—	500.0
Debt issuance cost	(24.5)	(28.1)

Total long-term debt including current maturities	$4,430.8	$4,430.8

Members' equity:
Members' equity (181,309,981 units issued and outstanding)	$1,730.9	$1,730.9
Accumulated other comprehensive loss	(2.0)	(2.0)
Non-controlling interest	3,245.3	3,245.3

Total members' equity	$4,974.2	$4,974.2

Total capitalization	$9,405.0	$9,405.0

(1)
Subsequent to the closing of the Merger, our former bank credit facility was canceled, and all outstanding borrowings were refinanced through borrowings under our revolving credit facility. As of April 1, 2019, we had $610.0 million in borrowings and $6.2 million in outstanding letters of credit under our revolving credit facility, leaving approximately $1.13 billion for future borrowings based on a borrowing capacity of $1.75 billion.

(2)
In December 2018, ENLK entered into an $850.0 million, three-year unsecured term loan. Upon the closing of the Merger, we assumed ENLK's obligations under the term loan and ENLK became a guarantor of the term loan.

(3)
On April 1, 2019, we used borrowings under our revolving credit facility to repay at maturity the $400.0 million outstanding aggregate principal amount of the ENLK 2019 Notes.

 DESCRIPTION OF NOTES

        At the closing of this offering, we will enter into a base indenture between us and Wells Fargo Bank, National Association, as trustee, pursuant to which we may issue multiple series of debt securities from time to time. We will issue the notes under such base indenture, as supplemented by a supplemental indenture among us, EnLink Midstream Partners, LP, and Wells Fargo Bank, National Association, as trustee, setting forth the specific terms of the notes. In this description, when we refer to the "indenture," we mean the base indenture as so amended and supplemented by the supplemental indenture. This description is a summary of the material provisions of the notes and the indenture. This description does not restate those agreements and instruments in their entirety. You should refer to the notes and the indenture, forms of which are available as set forth below under "Available Information," for a complete description of our obligations and your rights.

        The following description of the particular terms of the notes supplements the general description of the debt securities included in the accompanying base prospectus under the caption "Description of the Debt Securities." The notes offered hereby will be a series of senior debt securities issued by us as described herein and therein. You should review this "Description of Notes" together with the "Description of the Debt Securities" included in the accompanying base prospectus. To the extent that this "Description of Notes" is inconsistent with the "Description of the Debt Securities" in the accompanying base prospectus, this "Description of Notes" will control and replace the inconsistent "Description of the Debt Securities" in the accompanying base prospectus.

        You can find the definitions of various terms used in this description under "— Certain Definitions" below. In this description, the terms "ENLC," "we," "us," and "our" refer only to EnLink Midstream, LLC and not to any of its Subsidiaries, and the term "ENLK" refers only to EnLink Midstream Partners, LP and not to any of its Subsidiaries.

General

The notes:

  •
  will be general unsecured, senior obligations of ENLC, ranking equally with all other existing and future unsecured and unsubordinated indebtedness of ENLC;

  •
  will initially be issued in an aggregate principal amount of $500 million;

  •
  will mature on June 1, 2029;

  •
  will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

  •
  will bear interest at an annual rate of 5.375%; and

  •
  will be redeemable at any time at our option at the applicable redemption price described below under "— Optional Redemption."

        The notes constitute a series of debt securities under the indenture. The indenture does not limit the amount of debt securities we may issue under the indenture from time to time in one or more series. We may in the future issue additional debt securities under the indenture in addition to the notes as described below under "— Further Issuances."

Interest

        Interest on the notes will accrue from and including April 9, 2019 or from and including the most recent interest payment date to which interest has been paid or provided for. We will pay interest on the notes in cash semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2019. We will make interest payments on the notes to the persons in whose names the notes are registered at the close of business on May 15 and November 15, as applicable, before the next interest payment date.

        Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date falls on a day that is not a business day, the payment will be made on the next business day, and no interest will accrue on the amount of interest due on that interest payment date for the period from and after the interest payment date to the date of payment.

Paying Agent and Registrar

        The trustee will initially act as paying agent and registrar for the notes. We may change the paying agent or registrar without prior notice to the holders of the notes, and we or any of our Subsidiaries may act as paying agent or registrar; provided, however, that we will be required to maintain at all times an office or agency in The City of New York (which may be an office of the trustee or an affiliate of the trustee or the registrar or a co-registrar for the notes) where the notes may be presented for payment and where notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon us in respect of the notes and the indenture may be served. We may also from time to time designate one or more additional offices or agencies where the notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

Further Issuances

        We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes having the same terms as any of the series of notes offered by this prospectus supplement and accompanying base prospectus, except for the issue date, public offering price, and in some cases, the first interest payment date. Additional notes issued in this manner will form a single series with the previously issued and outstanding notes of such series.

Optional Redemption

        Prior to March 1, 2029 (three months prior to the maturity date of the notes) (the "Par Call Date"), the notes will be redeemable, at our option, at any time in whole, or from time to time in part, at a price equal to the greater of:

  •
  100% of the principal amount of the notes to be redeemed; or

  •
  the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if the notes matured on the Par Call Date (exclusive of interest accrued to, but excluding, the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points;

plus, in either case, accrued and unpaid interest to, but excluding, the redemption date.

        At any time on or after the Par Call Date, the notes will be redeemable in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

        For purposes of determining the redemption price, the following definitions are applicable:

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed (calculated as if the maturity date of the notes was the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes (calculated as if the maturity date of the notes was the Par Call Date).

        "Comparable Treasury Price" means, with respect to any redemption date for notes, (1) the average of four Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest of all of the Reference Treasury Dealer Quotations or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Quotation Agent" means the Reference Treasury Dealer appointed by us.

        "Primary Treasury Dealer" means a U.S. government securities dealer in the United States.

        "Reference Treasury Dealer" means each of (i) RBC Capital Markets, LLC, BMO Capital Markets Corp., and Wells Fargo Securities, LLC and their respective successors that are Primary Treasury Dealers and (ii) a Primary Treasury Dealer selected by SunTrust Robinson Humphrey, Inc. or it successor, provided that, if at any time any of the foregoing is not a Primary Treasury Dealer, ENLC will substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding any redemption date.

Redemption Procedures

        If fewer than all of the notes are to be redeemed at any time, such notes will be selected for redemption not more than 60 days prior to the redemption date and such selection will be made by the trustee on a pro rata basis, by lot or by such other method as the trustee deems appropriate (or, in the case of notes represented by a note in global form, by such method as The Depository Trust Company ("DTC") may require); provided, that no partial redemption of any note will occur if such redemption would reduce the principal amount of such note to less than

$2,000. Notices of redemption with respect to the notes will be sent at least 15 but not more than 60 days before the redemption date to each holder of notes to be redeemed.

        If any note is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption will become due on the date fixed for redemption. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of the notes called for redemption.

Subsidiary Guarantees

        The notes initially will be guaranteed by our subsidiary, ENLK. None of our other Subsidiaries will guarantee the notes upon their issuance. However, if at any time following the issuance of the notes, any other Subsidiary of ENLC becomes a guarantor or co-obligor of the Credit Agreement or the Term Loan, then ENLC will cause such Subsidiary to promptly execute and deliver to the trustee a supplemental indenture in a form satisfactory to the trustee pursuant to which such Subsidiary guarantees ENLC's obligations with respect to the notes on the terms provided for in the indenture.

        The guarantee of ENLK and any other Subsidiary Guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to the notes as described below under "— Defeasance and Discharge," then ENLK and any other Subsidiary Guarantor will be released. Further, if no default has occurred and is continuing under the indenture, and to the extent not otherwise prohibited by the indenture, any Subsidiary Guarantor will be unconditionally released and discharged from its guarantee:

  •
  automatically upon any sale, exchange, or transfer, whether by way of merger or otherwise, to any Person that is not our affiliate, of all of the direct or indirect limited partnership interests or other equity interests in the Subsidiary Guarantor;

  •
  automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

  •
  following delivery of a written notice by us to the trustee, upon the release of all guarantees or other obligations of the Subsidiary Guarantor with respect to the obligations of ENLC or any of its Subsidiaries under the Credit Agreement and the Term Loan.

        If at any time following any release of ENLK or any other Subsidiary Guarantor from its guarantee of the notes pursuant to the third bullet point in the preceding paragraph, the Subsidiary Guarantor again becomes a guarantor or co-obligor of the Credit Agreement or the Term Loan, then ENLC will cause the Subsidiary Guarantor to again guarantee the notes in accordance with the indenture.

Ranking

        The notes will be unsecured, unless we are required to secure them pursuant to the limitations on liens covenant described below under "— Certain Covenants — Limitations on Liens." The notes will also be the unsubordinated obligations of ENLC and will rank equally with all other existing and future unsubordinated indebtedness of ENLC. The guarantee of the notes by ENLK and any guarantee of the notes by any other Subsidiary Guarantor will be an unsecured and unsubordinated obligation of ENLK or the applicable Subsidiary Guarantor and will rank equally with all other existing and future unsubordinated indebtedness of ENLK (including its outstanding senior notes and its guarantee of the Credit Agreement and the Term Loan) and the applicable Subsidiary Guarantor. The notes and each guarantee will effectively rank junior to any future indebtedness of ENLC or any Subsidiary Guarantor that is both secured and unsubordinated to the extent of the value of the assets securing such indebtedness, and the notes will structurally rank junior to all indebtedness and other liabilities of ENLC's existing and future Subsidiaries that are not Subsidiary Guarantors.

        As of December 31, 2018, after giving effect to this offering of the notes and the application of the net proceeds therefrom as described in "Use of Proceeds," ENLC, excluding its Subsidiaries, would have had approximately $1.4 billion of indebtedness outstanding, all of which would have been unsecured, unsubordinated indebtedness, consisting entirely of the notes and borrowings under the Credit Agreement and the Term Loan. Initially, none of ENLC's Subsidiaries other than ENLK will guarantee the notes. As of December 31, 2018, after giving effect to this offering of the notes and the application of the net proceeds therefrom as described in "Use of Proceeds," ENLK, excluding its Subsidiaries, would have had approximately $4.4 billion of indebtedness outstanding, all of which was unsecured, unsubordinated indebtedness, consisting entirely of its outstanding senior notes and its guarantee of the notes, the Credit Agreement, and the Term Loan. As of December 31, 2018, the Subsidiaries of ENLC other than ENLK had approximately $2.5 million of indebtedness outstanding, consisting of capital leases.

Open Market Purchases; No Mandatory Redemption or Sinking Fund

        We may at any time and from time to time repurchase notes in the open market or otherwise, in each case without any restriction under the indenture. We are not required to make any mandatory redemption or sinking fund payments with respect to the notes.

Certain Covenants

        Except as set forth below, neither ENLC nor any of its Subsidiaries will be restricted by the indenture from incurring any type of indebtedness or other obligation, from paying dividends or making distributions on its limited liability company or other equity interests or from purchasing or redeeming its limited liability company or other equity interests. The indenture will not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture will not contain any provisions that would require ENLC to repurchase or redeem or otherwise modify the terms of the notes upon a change in control or other events involving ENLC that could adversely affect the creditworthiness of ENLC.

        Limitations on Liens.    ENLC will not, nor will it permit any of its Principal Subsidiaries to, create, assume, incur or suffer to exist any mortgage, lien, security interest, pledge, charge or other encumbrance ("liens") upon any Principal Property or upon any capital stock of any Principal Subsidiary, whether owned on the date of the supplemental indenture creating the notes or thereafter acquired, to secure any Indebtedness of ENLC or any other Person (other than the notes), without in any such case making effective provisions whereby all of the outstanding notes are secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness is so secured.

        Notwithstanding the foregoing, under the indenture, ENLC may, and may permit any of its Principal Subsidiaries to, create, assume, incur, or suffer to exist without securing the notes (a) any Permitted Lien, (b) any lien upon any Principal Property or capital stock of a Principal Subsidiary to secure Indebtedness of ENLC or any other Person, provided that the aggregate principal amount of all Indebtedness then outstanding secured by such lien and all similar liens under this clause (b), together with all Attributable Indebtedness from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below), does not exceed 15% of Consolidated Net Tangible Assets or (c) any lien upon (i) any Principal Property that was not owned by ENLC or any of its Subsidiaries on the date of the supplemental indenture creating the notes or (ii) the capital stock of any Principal Subsidiary that owns no Principal Property that was owned by ENLC or any of its Subsidiaries on the date of the supplemental indenture creating the notes, in each case owned by a Subsidiary of ENLC (an "Excluded Subsidiary") that (A) is not, and is not required to be, a Subsidiary Guarantor and (B) has not granted any liens on any of its property securing Indebtedness with recourse to ENLC or any Subsidiary of ENLC other than such Excluded Subsidiary or any other Excluded Subsidiary.

        Restriction on Sale-Leasebacks.    ENLC will not, and will not permit any Principal Subsidiary to, engage in the sale or transfer by ENLC or any of its Principal Subsidiaries of any Principal Property to a Person (other than ENLC or a Principal Subsidiary) and the taking back by ENLC or any Principal Subsidiary, as the case may be, of a lease of such Principal Property (a "Sale-Leaseback Transaction"), unless:

  (1)
  such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

  (2)
  the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

  (3)
  ENLC or such Principal Subsidiary would be entitled to incur Indebtedness secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the Attributable Indebtedness from such Sale-Leaseback Transaction without equally and ratably securing the notes; or

  (4)
  ENLC or such Principal Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to (a) the prepayment, repayment, redemption, reduction or retirement of any Indebtedness of ENLC or any of its Subsidiaries that is not subordinated to the notes or any guarantee, or (b) the expenditure or expenditures for Principal Property used or to be used in the ordinary course of business of ENLC or its Subsidiaries.

        Notwithstanding the foregoing, ENLC may, and may permit any Principal Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of the preceding paragraph provided that the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Indebtedness (other than the notes) secured by liens permitted by clause (b) of the second paragraph of the restriction on liens covenant described above, does not exceed 15% of Consolidated Net Tangible Assets.

        Merger, Consolidation or Sale of Assets.    ENLC shall not consolidate with or merge into any Person or sell, lease, convey, transfer, or otherwise dispose of all or substantially all of its assets to any Person unless:

  (1)
  the Person formed by or resulting from any such consolidation or merger or to which such assets have been transferred (the "successor") is ENLC or expressly assumes by supplemental indenture all of ENLC's obligations and liabilities under the indenture and the notes;

  (2)
  the successor is organized under the laws of the United States, any state, or the District of Columbia;

  (3)
  immediately after giving effect to the transaction no Default or Event of Default has occurred and is continuing;

  (4)
  if ENLC is not the successor, then each Subsidiary Guarantor confirms to the Trustee that the guarantee of such Subsidiary Guarantor continues to apply; and

  (5)
  ENLC has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, or transfer complies with the indenture.

        The successor will be substituted for ENLC in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor may exercise the rights and powers of ENLC under the indenture. If ENLC conveys or transfers all or substantially all of its assets, it will be released from all liabilities and obligations under the indenture and under the notes except that no such release will occur in the case of a lease of all or substantially all of its assets.

Defeasance and Discharge

        The indenture will provide that we may be:

  •
  discharged from our obligations, with certain limited exceptions, with respect to the notes, as described in the indenture, such a discharge being called a "legal defeasance" in this prospectus supplement; and

  •
  released from our obligations under certain covenants, including those described in "— Certain Covenants — Limitations on Liens" and "— Certain Covenants — Restriction on Sale-Leasebacks," such a release being called a "covenant defeasance" in this prospectus supplement.

        The defeasance provisions of the indenture described in the accompanying base prospectus will apply to the notes. See "Description of the Debt Securities — Defeasance" in the accompanying base prospectus.

        The indenture will also be subject to discharge with respect to the notes as described in the accompanying base prospectus under "Description of the Debt Securities — Satisfaction and Discharge."

Concerning the Trustee

        The indenture will contain certain limitations on the right of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in certain other transactions. However, if it acquires any conflicting interest within the meaning of the Trust Indenture Act after a default has occurred and is continuing, it must eliminate the conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

        If an Event of Default occurs and is not cured or waived, the trustee is required to exercise such of the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of notes unless they have offered to the trustee security or indemnity satisfactory to it against the costs, expenses, and liabilities it may incur.

        Wells Fargo Bank, National Association will be the trustee under the indenture and the registrar and paying agent with regard to the notes. The trustee and its affiliates maintain commercial banking and other relationships with ENLC and its Subsidiaries.

Governing Law

        The indenture and the notes will be governed by, and will be construed in accordance with, the laws of the State of New York.

Book-Entry System

        We have obtained the information in this section concerning The Depository Trust Company ("DTC") and its book-entry systems and procedures from DTC, and we take no responsibility for the accuracy of this information. In addition, the description in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.

        The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC's nominee). You may hold your interests in the global notes through DTC either as a participant in DTC or indirectly through organizations that are participants in DTC.

        So long as DTC or its nominee is the registered owner of the global securities representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

        The Depository Trust Company.    DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC has advised us as follows: DTC is

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

        Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants. Access to the DTC system is also available to securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

        If you are not a direct participant or an indirect participant and you wish to purchase, sell, or otherwise transfer ownership of, or other interests in, notes, you must do so through a direct participant or an indirect participant. DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The SEC has on file a set of the rules applicable to DTC and its direct participants.

        Purchases of notes under DTC's system must be made by or through direct participants, who will receive a credit for the notes on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.

        To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC's nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Book-Entry Format.    Under the book-entry format, the trustee will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee under the indenture nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in the notes.

        DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We, the underwriters, and the trustee under the indenture have no responsibility for any aspect of the actions of DTC or any of its direct or indirect participants. We, the underwriters, and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC or any of its direct or indirect participants relating to, or payments made on account of, beneficial ownership interests in the notes or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

        The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

        Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

        DTC has agreed to the foregoing procedures in order to facilitate transfers of the notes among its participants. However, DTC is under no obligation to perform or continue to perform those procedures, and may discontinue those procedures at any time.

Certain Definitions

        "Attributable Indebtedness," when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

        "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets of ENLC and its consolidated Subsidiaries after deducting therefrom:

  (1)
  all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt); and

  (2)
  the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets,

all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of ENLC and its consolidated Subsidiaries for ENLC's most recently completed fiscal quarter for which financial statements have been filed with the SEC, prepared in accordance with generally accepted accounting principles.

        "Credit Agreement" means the Revolving Credit Agreement, dated as of December 11, 2018, among ENLC, Bank of America, N.A., as Administrative Agent, and the other agents and lenders party thereto, as amended, restated, or otherwise modified from time to time, and any successor or replacement agreement with banks or other financial institutions that provides for revolving loans to ENLC or ENLK.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

        "Indebtedness" of any Person at any date means any obligation created or assumed by such Person for the repayment of borrowed money or any guaranty thereof.

        "Managing Member" means EnLink Midstream Manager, LLC, a Delaware limited liability company, and its successors as managing member of ENLC.

        "Permitted Liens" means:

  (1)
  liens upon rights-of-way for pipeline purposes;

  (2)
  easements, rights-of-way, restrictions, and other similar encumbrances affecting real property and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto and which do not in the aggregate materially adversely affect the value of the properties encumbered thereby or materially impair their use in the operation of the business of ENLC and its Subsidiaries;

  (3)
  rights reserved to or vested by any provision of law in any municipality or public authority to control or regulate any of the properties of ENLC or any Subsidiary or the use thereof or the rights and interests of ENLC or any Subsidiary therein, in any manner under any and all laws;

  (4)
  rights reserved to the grantors of any properties of ENLC or any Subsidiary, and the restrictions, conditions, restrictive covenants, and limitations, in respect thereto, pursuant to the terms, conditions and provisions of any rights-of-way agreements, contracts or other agreements therewith;

  (5)
  any statutory or governmental lien or lien arising by operation of law, or any mechanics', repairmen's, materialmen's, suppliers', carriers', landlords', warehousemen's or similar lien (including liens on property in the possession of storage facilities, pipelines or barges) incurred in the ordinary course of business which is not more than sixty (60) days past due or which is being contested in good faith by appropriate proceedings, if necessary, and any undetermined lien which is incidental to construction, development, improvement or repair;

  (6)
  any right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

  (7)
  liens for taxes and assessments which are (a) for the then current year, (b) not at the time delinquent, or (c) delinquent but the validity or amount of which is being contested at the time by ENLC or any of its Subsidiaries in good faith by appropriate proceedings;

  (8)
  banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution and arising in the ordinary course of business;

  (9)
  liens on deposits required by any Person with whom ENLC or any Subsidiary enters into forward contracts, futures contracts, swap agreements or other commodities contracts in the ordinary course of business and in accordance with established risk management policies and liens of, or to secure performance of, leases, other than capital leases;

  (10)
  any lien in favor of ENLC or any Subsidiary;

  (11)
  any lien upon any property or assets of ENLC or any Subsidiary in existence on the date of the initial issuance of the notes;

  (12)
  any lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations or to secure letters of credit with respect thereto;

  (13)
  liens in favor of any person to secure obligations under provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority or in connection with any contract or statute, provided that such obligations do not constitute Indebtedness; or any lien upon or deposits of any assets to secure performance of bids, trade contracts, surety, stay, customs, and appeal bonds, performance and return-of money bonds, bankers' acceptance facilities, leases or statutory obligations, and other obligations of a like nature incurred in the ordinary course of business or to secure letters of credit with respect thereto;

  (14)
  any lien upon any property or assets created at the time of acquisition of such property or assets by ENLC or any of its Subsidiaries or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year after the date of such acquisition;

  (15)
  any lien upon any property or assets to secure all or part of the cost of construction, development, repair, or improvements thereon or to secure Indebtedness incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof (whichever is later), to provide funds for any such purpose;

  (16)
  any lien upon any property or assets existing thereon at the time of the acquisition thereof by ENLC or any of its Subsidiaries and any lien upon any property or assets of a Person existing thereon at the time such Person becomes a Subsidiary of ENLC by acquisition, merger or otherwise; provided that, in each case, such lien only encumbers the property or assets so acquired or owned by such Person at the time such Person becomes a Subsidiary and any additions thereto, proceeds thereof and property in replacement or substitution thereof;

  (17)
  liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which ENLC or the applicable Subsidiary has not exhausted its appellate rights;

  (18)
  any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements) of liens, in whole or in part, referred to in clauses (1) through (17) above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of ENLC or its Subsidiaries (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement; or

  (19)
  any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing Indebtedness of ENLC or any of its Subsidiaries.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Principal Property" means, whether owned or leased on the date of the initial issuance of the notes or thereafter acquired:

  (1)
  any pipeline assets of ENLC or any of its Subsidiaries, including any related facilities employed in the gathering, transportation, distribution, storage or marketing of natural gas, refined petroleum products, natural gas liquids and petrochemicals, that are located in the United States of America or any territory or political subdivision thereof; and

  (2)
  any processing, compression, treating, blending, or manufacturing plant or terminal owned or leased by ENLC or any of its Subsidiaries that is located in the United States or any territory or political subdivision thereof, except in the case of either of the preceding clause (1) or this clause (2):

  (a)
  any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and

  (b)
  any such assets which, in the opinion of the board of directors of the Managing Member are not material in relation to the activities of ENLC and its Subsidiaries taken as a whole.

        "Principal Subsidiary" means any Subsidiary owning or leasing, directly or indirectly through ownership in another Subsidiary, any Principal Property.

        "Subsidiary" means, as to any Person, (1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the outstanding capital stock having ordinary voting power is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or (2) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date of determination, or (3) any other Person in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) a majority ownership interest or (ii) the power to elect or direct the election of directors with a majority of the voting power of the board of directors (or other governing body) of such Person or the sole member or managing member of such Person, as applicable.

        "Subsidiary Guarantor" means each Subsidiary of ENLC that guarantees the notes pursuant to the terms of the indenture but only so long as such Subsidiary is a guarantor with respect to the notes on the terms provided for in the indenture.

        "Term Loan" means the Term Loan Agreement, dated as of December 11, 2018, among ENLK, Bank of America, N.A., as Administrative Agent, the other agents and lenders party thereto, and pursuant to the New Borrower Joinder and Assumption Agreement, dated as of January 25, 2019, ENLC, and as further amended, restated, or supplemented from time to time, and any successor or replacement agreement with banks or other financial institutions that provides for one or more term loans to ENLC or ENLK.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material U.S. federal income tax considerations relevant to the acquisition, ownership, and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations promulgated and proposed thereunder (the "Treasury Regulations"), Internal Revenue Service ("IRS") rulings and pronouncements, and judicial decisions, all as of the date hereof and all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. We cannot assure you that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax consequences of acquiring, holding, or disposing of the notes.

        This discussion is limited to holders purchasing the notes pursuant to this offering for cash at their original "issue price" (i.e., the first price at which a substantial amount of the notes is sold to the public for cash other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers) and who hold the notes as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). Moreover, the effects of other U.S. federal tax laws (such as estate and gift tax laws) and any applicable state, local, or foreign tax laws are not discussed. In addition, this discussion does not address all of the U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder's particular circumstances, or to holders subject to special rules, including, without limitation:

  •
  brokers or dealers in securities or currencies;

  •
  traders in securities, commodities, or currencies;

  •
  U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  persons holding notes as part of a hedge, straddle, conversion, or other risk reduction transaction;

  •
  U.S. expatriates and certain former citizens or long-term residents of the United States;

  •
  banks, thrifts, insurance companies, and other financial institutions;

  •
  regulated investment companies and real estate investment trusts;

  •
  persons subject to the alternative minimum tax;

  •
  tax-exempt or governmental organizations;

  •
  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under Section 451 of the Code;

  •
  partnerships, S corporations, or other pass-through entities; and

  •
  persons deemed to sell the notes under the constructive sale provisions of the Code.

        If a partnership or other entity taxed as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of the partners in the partnership generally will depend on the status of the particular partner in question, certain determinations made at the partner level and the activities of the partnership. If you are a partnership acquiring the notes or a partner of such a partnership, you are urged to consult your own tax advisor about the tax consequences of acquiring, holding, and disposing of the notes.

        YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF THE NOTES UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS) OR UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

 Certain Additional Payments

        In certain circumstances (please read "Description of the Notes — Optional Redemption"), we may elect to pay amounts on the notes that are in excess of the stated interest or principal on the notes. These potential payments may implicate the provisions of the Treasury Regulations relating to contingent payment debt instruments. We do not intend to treat the possibility of paying such additional amounts as causing the notes to be treated as contingent payment debt instruments. It is possible, however, that the IRS may take a different position, in which case, if such position is sustained, you might be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain any gain realized on the taxable disposition of the note. Our position that the notes are not treated as contingent payment debt instruments may be binding on you unless you disclose a contrary position to the IRS in the manner required by applicable Treasury Regulations. The remainder of this discussion assumes that the notes are not contingent payment debt instruments.

Material U.S. Federal Income Tax Consequences to U.S. Holders

        The following summary will apply to you if you are a U.S. holder of the notes. You are a "U.S. holder" for purposes of this discussion if you are a beneficial owner of a note and, for U.S. federal income tax purposes, you are or are treated as:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if (1) a U.S. court can exercise primary supervision over the trust's administration and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) are authorized to control all substantial decisions of the trust, or (2) certain circumstances apply and the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Taxation of Interest

        Stated interest paid or accrued on the notes generally will be taxable to you as ordinary income at the time such interest is received or accrued, in accordance with your regular method of accounting for U.S. federal income tax purposes. Thus, if you use the accrual method of accounting for U.S. federal income tax purposes, stated interest on a note will be taxable to you as ordinary income at the time it accrues. If you use the cash method of accounting for U.S. federal income tax purposes, stated interest on a note will be taxable to you as ordinary income at the time it is received.

Sale, Exchange, or Other Taxable Disposition of Notes

        You will generally recognize taxable gain or loss on the sale, exchange, redemption, retirement, or other taxable disposition of a note equal to the difference, if any, between:

  •
  the sum of the cash and the fair market value of any property received upon the disposition of the note (less any amount attributable to accrued but unpaid interest, which will be taxable as interest to the extent not already included in income); and

  •
  your adjusted tax basis in the note.

        Your adjusted tax basis in a note generally will equal the amount that you paid for the note. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition you have held the note for more than one year. Otherwise, such gain or loss will be short-term capital gain or loss. Currently, long-term capital gains recognized by individuals, estates, and trusts generally are subject to reduced rates of tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        You may be subject to information reporting on interest on the notes and on the proceeds received upon the sale or other disposition (including a retirement or redemption) of the notes, and backup withholding also may apply to payments of such amounts. Certain U.S. holders, such as corporations, are generally exempt from information reporting and backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you:

  •
  fail to furnish a taxpayer identification number ("TIN"), which, for an individual, is ordinarily his or her social security number;

  •
  furnish an incorrect TIN;

  •
  are notified by the IRS that you have failed properly to report payments of interest or dividends; or

  •
  fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding or has notified you that you are no longer subject to backup withholding.

        If you are a U.S. holder, you should consult your own tax advisors regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and you may use amounts withheld as a credit against your U.S. federal income tax liability, if any, or you may obtain a refund if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide certain information to the IRS.

Unearned Income Medicare Contribution Tax

        An additional 3.8% tax is imposed on the "net investment income" of certain U.S. citizens and resident aliens, and on the undistributed "net investment income" of certain estates and trusts. Among other items, "net investment income" generally includes gross income from interest and certain net gain from the disposition of property, such as the notes, less certain deductions. You should consult your tax advisors with respect to this additional tax and its applicability to your particular circumstances.

Material U.S. Federal Income Tax Consequences to Non-U.S. Holders

        The following summary will apply to you if you are a non-U.S. holder of the notes. You are a "non-U.S. holder" for purposes of this discussion if you are a beneficial owner of notes that is an individual, corporation, estate, or trust that is not a U.S. holder.

Taxation of Interest

        Subject to the discussions below under "— Information Reporting and Backup Withholding" and "Material United States Federal Income Tax Considerations — FATCA Withholding," interest paid on a note to you that is not effectively connected with your conduct of a U.S. trade or business generally will be exempt from U.S. federal income and withholding tax provided that:

  •
  you do not directly, indirectly, or constructively, own 10% or more of the total combined voting power of all classes of our units entitled to vote;

  •
  you are not a "controlled foreign corporation" that is related to us through actual or constructive ownership and you are not a bank that received such note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

  •
  either (1) you certify in a statement provided to the applicable withholding agent, under penalties of perjury, that you are not a "United States person" within the meaning of the Code and provide your name and address (generally on an IRS Form W-8BEN or W-8BEN-E), (2) a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the note on your behalf certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and you, has received from you a statement, under penalties of perjury, that you are not a United States person and otherwise complies with the applicable certification requirements, or (3) you hold your note directly through a "qualified intermediary" and certain conditions are satisfied.

        If you cannot satisfy the requirements described above you generally will be subject to U.S. federal withholding tax at the rate of 30% on payments of interest on the notes that are not effectively connected with the conduct by you of a trade or business in the United States. However, you may be entitled to a reduction in or an exemption from withholding tax on interest if you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or

W-8BEN-E claiming an exemption from or reduction of the withholding tax under the benefit of an applicable tax treaty.

        If interest paid to you is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, you also maintain a U.S. permanent establishment to which such interest is attributable), then, although exempt from U.S. federal withholding tax, you generally will be subject to U.S. federal income tax on such interest in the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, such interest may be subject to a branch profits tax at a rate of 30% or lower applicable treaty rate. To claim the exemption, you generally must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct by you of a trade or business within the United States.

        The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and generally must be updated periodically. If you do not timely provide the applicable withholding agent with the required certification, but qualify for a reduced rate under an applicable income tax treaty, you generally may obtain a refund of any excess amounts withheld under these rules by timely filing an appropriate claim for refund with the IRS. You should consult your tax advisors regarding your entitlement to benefits under any applicable income tax treaty.

Sale, Exchange, or Disposition of the Notes

        Subject to the discussion below under "— Information Reporting and Backup Withholding," any gain realized by you on the sale, exchange, retirement, redemption, or other disposition of a note generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment maintained by you in the United States); or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

        If you recognize gain described in the first bullet point above, you will be required to pay U.S. federal income tax on the net gain derived from the sale generally in the same manner as if you were a U.S. holder, and if you are a foreign corporation, you may also be required to pay an additional branch profits tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty). If you are a non-U.S. holder described in the second bullet point above, you will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain derived from the sale or other disposition of the note, which may be offset by certain U.S. source capital losses, even though you are not considered a resident of the United States.

        Any amount allocable to accrued and unpaid interest generally will be taxable as interest and may be subject to the rules discussed above in "Material U.S. Federal Income Tax Consequences to Non-U.S. Holders — Taxation of Interest."

        You should consult your tax advisor regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

        You generally will not be subject to backup withholding and certain information reporting with respect to payments of interest on the notes if you have provided the statement described above under "— Taxation of Interest" and the applicable withholding agent does not have actual knowledge or reason to know that you are a "United States person," within the meaning of the Code. In addition, you will not be subject to backup withholding or certain information reporting with respect to the proceeds of the sale or other disposition of a note (including a retirement or redemption of a note) within the United States or conducted through certain U.S.-related brokers, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person or you otherwise establish an exemption. However, we will be required to report annually to the IRS and to you the amount of, and the tax withheld with respect to, any interest paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.

        You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability, if any, or you may obtain a refund if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide certain information to the IRS.

FATCA Withholding

        Under Sections 1471 through 1474 of the Code and administrative guidance issued thereunder (referred to as "FATCA"), a 30% U.S. federal withholding tax is generally imposed on interest payments on the notes if paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the Treasury Department to withhold on certain payments and to collect and provide substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any "substantial United States owners" (as defined in the Code) or provides the withholding agent with a certification identifying its direct or indirect substantial United States owners, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Under certain circumstances, you might be eligible for refunds or credits of such taxes from the IRS. Intergovernmental agreements regarding FATCA between the United States and certain other countries may modify the foregoing requirements. Prior to the issuance of recently proposed Treasury Regulations, withholding taxes under FATCA would have applied to gross proceeds from the sale or other disposition of a note on or after January 1, 2019. However, the proposed Treasury Regulations provide that such gross proceeds are not subject to withholding taxes under FATCA. Taxpayers may rely on these proposed Treasury Regulations until they are revoked or final Treasury Regulations are issued.

        You should consult with your tax advisor regarding these rules as they apply to the notes.

        THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. IF YOU ARE A PROSPECTIVE INVESTOR YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING, AND, DISPOSING OF OUR NOTES.

UNDERWRITING (CONFLICTS OF INTEREST)

        RBC Capital Markets, LLC, BMO Capital Markets Corp., SunTrust Robinson Humphrey, Inc., and Wells Fargo Securities, LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter's name.

Underwriter	Principal Amount of Notes
RBC Capital Markets, LLC	$85,000,000
BMO Capital Markets Corp.	75,000,000
SunTrust Robinson Humphrey, Inc.	75,000,000
Wells Fargo Securities, LLC	75,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	23,750,000
J.P. Morgan Securities LLC	23,750,000
Morgan Stanley & Co. LLC	23,750,000
PNC Capital Markets LLC	23,750,000
Regions Securities LLC	23,750,000
Scotia Capital (USA) Inc.	23,750,000
TD Securities (USA) LLC	23,750,000
U.S. Bancorp Investments, Inc.	23,750,000

Total	$500,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

        Notes sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to 0.40% of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed 0.25% of the principal amount of the notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Us
Per note	0.650%

        We estimate that our total expenses for this offering will be $300,000.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. Certain of the underwriters have informed us that they may make a market in the notes after completion of the offering, but they are not obligated to do so and may discontinue any market-making activities at any time and without notice. No assurance can be given as to the liquidity of the trading market of the notes or that an active public market for the notes will develop or continue. If an active public market for the notes does not develop or continue, the market price and liquidity of the notes may be adversely affected.

        In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

  •
  Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

  •
  Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.

Conflicts of Interest

        Because affiliates of RBC Capital Markets, LLC, BMO Capital Markets Corp., and Wells Fargo Securities, LLC are lenders under our revolving credit facility and may receive more than 5% of the net proceeds of this offering due to our repayment of portions of the revolving credit facility by us, such underwriters may be deemed to have a "conflict of interest" under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121.

        The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing, and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking, and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

        In addition, affiliates of each of the underwriters, including the underwriters named above that may receive more than 5% of the net proceeds of this offering, are lenders, and in some cases agents or managers for the lenders, under our revolving credit facility and term loan. Accordingly, such underwriters and affiliates will receive the proceeds from this offering as a result of the repayment of borrowings under our revolving credit facility. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. A typical hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in Switzerland

        The notes may not and will not be publicly offered, distributed or re-distributed in or from Switzerland and neither this prospectus supplement nor any other solicitation for investments in the notes may be communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of Articles 1156 or 652a of the Swiss Code of Obligations. The notes are not a collective investment within the meaning of the Federal Collective Investment Schemes Act of June 23, 2006 (Bundesgesetz über die kollektiven Kapitalanlagen, KAG). This prospectus supplement may not be copied, reproduced, distributed or passed on to others without the prior written consent of Goldman Sachs & Co. LLC and Mizuho Securities USA LLC. This prospectus supplement is not a prospectus within the meaning of Articles 1156 and 652a of the Swiss Code of Obligations or a listing prospectus according to article 27 of the Listing Rules of the Swiss Exchange and may not comply with the information standards required thereunder. We will not apply for a listing of the notes on any Swiss stock exchange or other Swiss regulated market and this prospectus supplement may not comply with the information required under the relevant listing rules. The notes offered hereby have not been and will not be registered with the Swiss Federal Financial Market Supervisory Authority (FINMA) and have not been and will not be authorized under the Federal Collective Investment Schemes Act of June 23, 2006 (Bundesgesetz über die kollektiven Kapitalanlagen, KAG). The investor protection afforded by the

Federal Collective Investment Schemes Act (Bundesgesetz über die kollektiven Kapitalanlagen, KAG) does not extend to the acquirers of the notes.

Notice to Prospective Investors in the European Economic Area

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

Notice to Prospective Investors in the United Kingdom

        Each underwriter has represented and agreed that:

  (1)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of the Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuers or the Guarantors; and

  (2)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

 Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) ("Companies (Winding Up and Miscellaneous Provisions) Ordinance") or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("Securities and Futures Ordinance"), or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore ("Regulation 32").

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

        Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the "SFA"), the Issuers have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Settlement Timing

        We expect that delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the third business day following the date of this prospectus supplement. This settlement cycle is referred to as "T+3." Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this prospectus supplement will be required, by virtue of the fact that the notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of this prospectus supplement should consult their own advisor.

 LEGAL MATTERS

        The validity of the notes will be passed upon for us by Baker Botts L.L.P., Dallas, Texas. Certain legal matters in connection with the notes offered hereby will be passed upon for the underwriters by Vinson & Elkins L.L.P., Houston, Texas.

AVAILABLE INFORMATION

        We file annual, quarterly, and other reports and other information with the Commission under the Exchange Act. Our filings with the SEC are available to the public from commercial document retrieval services and at the SEC's website at www.sec.gov.

        We make available free of charge on our internet website at www.enlink.com our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider such information as part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows ENLC and ENLK to "incorporate by reference" the information that ENLC and ENLK have filed with the SEC. This means that ENLC and ENLK can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to those documents. These other documents contain important information about ENLC and ENLK and the financial condition and results of operations of each of ENLC and ENLK. The information incorporated by reference is an important part of this prospectus supplement. Information that ENLC and ENLK file later with the SEC will automatically update and may replace information in this prospectus supplement and information previously filed with the SEC. ENLC and ENLK incorporate by reference in this prospectus supplement the documents listed below and any subsequent filings ENLC or ENLK makes with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information deemed to be furnished and not filed with the SEC), including all such documents that ENLC or ENLK may file with the SEC after the date of this prospectus supplement until the termination of this offering:

ENLC's Filings

  •
  Annual Report on Form 10-K for the year ended December 31, 2018; and

  •
  Current Reports on Form 8-K filed on January 2, 2019, January 23, 2019, January 25, 2019, January 29, 2019, February 4, 2019, February 22, 2019, and March 14, 2019 (in each case to the extent filed and not furnished).

        You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus supplement (including exhibits to those documents specifically incorporated by reference in this prospectus supplement), at no cost, by visiting our internet website at www.enlink.com, or by writing or calling us at the following address:

EnLink Midstream, LLC
1722 Routh Street, Suite 1300
Dallas, Texas 75201
Attention: Investor Relations
Telephone: (214) 953-9500

ENLK's Filings

  •
  Annual Report on Form 10-K for the year ended December 31, 2018; and

  •
  Current Reports on Form 8-K filed on January 23, 2019, January 25, 2019, January 29, 2019, February 4, 2019, and March 14, 2019 (in each case to the extent filed and not furnished).

        You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus supplement (including exhibits to those documents specifically incorporated by reference in this prospectus supplement), at no cost, by visiting ENLK's internet website at www.enlink.com, or by writing or calling ENLK at the following address:

EnLink Midstream Partners, LP
1722 Routh Street, Suite 1300
Dallas, Texas 75201
Attention: Investor Relations
Telephone: (214) 953-9500

PROSPECTUS

EnLink Midstream, LLC
EnLink Midstream Partners, LP, as Guarantor

Debt Securities
Common Units
Membership Interests
Guarantees of Debt Securities

        The following securities may be offered under this prospectus:

  •
  Debt securities of EnLink Midstream, LLC;

  •
  Common units representing limited liability company interests in EnLink Midstream, LLC;

  •
  Membership interests in EnLink Midstream, LLC; and

  •
  Guarantees of debt securities.

        EnLink Midstream Partners, LP, a subsidiary of EnLink Midstream, LLC, may fully and unconditionally guarantee some or all of the debt securities issued by EnLink Midstream, LLC, as described under "Description of the Debt Securities—General—The Subsidiary Guarantees."

        The securities we may offer:

  •
  will be offered at prices and on terms to be determined by market conditions and other factors at the time of our offerings and to be set forth in one or more accompanying prospectus supplements; and

  •
  may be offered separately or together, or in separate series.

        This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities and also may add, update, or change information contained in this prospectus.

        EnLink Midstream, LLC's common units are traded on the New York Stock Exchange ("NYSE") under the symbol "ENLC."

        Investing in our securities involves risk. You should carefully consider the risk factors described under "Risk Factors" on page 1 of this prospectus before you make any investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 4, 2019

        You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized any person to provide you with additional or different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations, and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. This prospectus provides you with a general description of us and the securities offered under this prospectus, which we may sell in one or more offerings.

        Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement also may add to, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the heading "Where You Can Find More Information."

        As used in this prospectus, "ENLC," "we," "us," and "our" and similar terms mean EnLink Midstream, LLC in its individual capacity or EnLink Midstream, LLC and its subsidiaries, including EnLink Midstream Partners, LP, collectively, as the context requires.

ENLINK MIDSTREAM, LLC AND
ENLINK MIDSTREAM PARTNERS, LP

        EnLink Midstream, LLC is a publicly traded Delaware limited liability company formed in October 2013. Our assets consist of equity interests in EnLink Midstream Partners, LP ("ENLK"). ENLK primarily focuses on providing midstream energy services, including:

  •
  gathering, compressing, treating, processing, transporting, storing, and selling natural gas;

  •
  fractionating, transporting, storing, and selling NGLs; and

  •
  gathering, transporting, stabilizing, storing, trans-loading, and selling crude oil and condensate, in addition to brine disposal services.

        Our managing member, EnLink Midstream Manager, LLC, is a Delaware limited liability company and has ultimate responsibility for conducting our business and managing our operations.

        ENLK is a Delaware limited partnership formed in 2002. EnLink Midstream GP, LLC, a Delaware limited liability company and our wholly-owned subsidiary, is ENLK's general partner, which manages ENLK's operations and activities. Financial information concerning ENLK is included in ENLK's consolidated financial statements, which are included in the periodic reports filed by ENLK pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are incorporated herein by reference. See "Information Incorporated By Reference."

        The executive offices of ENLC and ENLK are located at 1722 Routh Street, Suite 1300, Dallas, Texas 75201, and our telephone number is (214) 953-9500.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before you invest in our securities, you should carefully consider the risk factors described in ENLC's and ENLK's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, all of which are incorporated herein by reference and any other risk factors that may be described in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement, and the documents we incorporate by reference. If any of these risks were to occur, our business, financial condition, or results of operations could be adversely affected. In that case, the trading price of our units or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

FORWARD-LOOKING STATEMENTS

        Some of the information included in this prospectus, any prospectus supplement, and the documents we incorporate by reference herein contain forward-looking statements that are based on information currently available to management as well as management's assumptions and beliefs. All statements, other than statements of historical fact, included in this prospectus, any prospectus supplement, and the documents we incorporate by reference constitute forward-looking statements, including but not limited to statements identified by the words "forecast," "may," "believe," "will," "should," "plan," "predict," "anticipate," "intend," "estimate," "expect," and similar expressions. Such statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions; however, such statements are subject to a number of assumptions, risks, and uncertainties. In addition to the specific uncertainties discussed elsewhere in this prospectus, any prospectus supplement, and the documents we incorporate by reference herein, the risk factors set forth in "Risk Factors" may affect our performance and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those in the forward-looking statements. We do not assume any obligation to update or review any forward-looking statements or information, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS

        Unless we specify otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of securities covered by this prospectus for general limited liability company purposes, which may include, among other things:

  •
  paying or refinancing all or a portion of our indebtedness outstanding at the time; and

  •
  funding working capital, capital expenditures, or acquisitions.

        The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds. The net proceeds may be invested temporarily until they are used for their stated purpose.

DESCRIPTION OF THE DEBT SECURITIES

        We will issue debt securities under an indenture among EnLink Midstream, LLC, any guarantors party thereto, and a trustee that we will name in the related prospectus supplement. If we offer senior debt securities, we will issue them under a senior indenture. If we offer subordinated debt securities, we will issue them under a subordinated indenture. The term "Trustee" as used in this prospectus refers to the trustee under any of the above indentures. References in this prospectus to an "Indenture" are to the particular indenture under which we may issue a series of debt securities, in each case as supplemented by a supplemental indenture that establishes the form and terms of that series of debt securities. Any series of debt securities that we may issue will be governed by the provisions of the related Indenture and those made part of that Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        This description is a summary of the material provisions of the debt securities and the Indentures. We urge you to read the forms of Indentures filed as exhibits to the registration statement of which this prospectus is a part because those Indentures, and not this description, govern your rights as a holder of debt securities. When we offer and sell any particular series of our debt securities under this prospectus, we will file the supplemental indenture establishing the form and terms of that series as an exhibit to a Current Report on Form 8-K.

General

  The Debt Securities

        Any series of debt securities:

  •
  may be issued in fully registered form;

  •
  will be our general obligations; and

  •
  will be general obligations of any guarantors that guarantee the series.

        The Indenture will not limit the total amount of debt securities that may be issued. Debt securities of any series, however, will be issued only up to the aggregate amount authorized for such series and set forth in the prospectus supplement pertaining to that series.

        We will prepare a prospectus supplement and either an indenture supplement or a board resolution of our managing member and accompanying officers' certificate relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

  •
  whether the debt securities are senior or subordinated debt securities;

  •
  the form and title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the date or dates on which the debt securities may be issued;

  •
  the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

  •
  the dates on which the principal of and premium, if any, on the debt securities will be payable;

  •
  the rates at which the debt securities will bear interest and the interest payment dates for the debt securities;

  •
  any option or conversion provisions;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the debt securities;

  •
  whether the debt securities are entitled to the benefits of the guarantee of any guarantor;

  •
  whether the debt securities may be issued in amounts other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

  •
  any changes to or additional Events of Default (as defined below) or covenants; and

  •
  any other terms of the debt securities.

        This description of debt securities will be deemed modified, amended, or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

        The prospectus supplement will also describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

  •
  debt securities with respect to which payments of principal, premium, or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies, or commodities;

  •
  debt securities with respect to which principal, premium, or interest is payable in a foreign or composite currency;

  •
  debt securities that are issued at a discount below their stated principal amount, bearing no interest, or interest at a rate that at the time of issuance is below market rates; and

  •
  variable rate debt securities that are exchangeable for fixed rate debt securities.

        Interest payments on debt securities in certificated form may be made by check mailed to the registered holders or, if so stated in the applicable prospectus supplement, at the option of a holder, by wire transfer to an account designated by the holder.

        Unless otherwise provided in the applicable prospectus supplement, debt securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any applicable tax or other governmental charge.

        Any funds paid to the Trustee or any paying agent for the payment of amounts due on any debt securities that remain unclaimed for two years will be returned to us, and the holders of the debt securities must look only to us for payment after that time.

  The Subsidiary Guarantees

        Our payment obligations under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by one or more guarantors. The applicable prospectus supplement will describe the terms of any guarantee by the guarantors.

        The obligations of each guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

  •
  all other contingent and fixed liabilities of the guarantor; and

  •
  any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor under its guarantee.

        The guarantee of any guarantor may be released under certain circumstances. If no default has occurred and is continuing under the Indenture, and to the extent not otherwise prohibited by the Indenture, a guarantor will be unconditionally released and discharged from the guarantee:

  •
  automatically upon any sale, exchange, or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our direct or indirect limited partner, limited liability company, or other equity interests in the guarantor (provided the sale, exchange, or transfer is not prohibited by the Indenture);

  •
  automatically upon the merger of the guarantor into us or any other guarantor or the liquidation and dissolution of the guarantor; or

  •
  following delivery of a written notice of the release or discharge by us to the Trustee, upon the release or discharge of all guarantees by the guarantor of any debt of ours other than obligations arising under the Indenture and any debt securities issued thereunder, except a discharge or release by or as a result of payment under the guarantees.

        If a series of debt securities is guaranteed by the guarantors and is designated as subordinate to our senior indebtedness, then the guarantees by the guarantors will be subordinated to the senior indebtedness of the guarantors to substantially the same extent as the series is subordinated to our senior indebtedness. See "—Provisions Relating Only to the Subordinated Debt Securities—Subordinated Debt Securities Subordinated to Senior Indebtedness."

Certain Covenants

        The covenants set forth in the Indenture include the following:

        Payment of Principal, any Premium, Interest, or Additional Amounts.    We will duly and punctually pay the principal of, and premium and interest on, or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms and the terms of the Indenture.

        Maintenance of Office or Agency.    We will maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer or exchange.

        Reports.    So long as any debt securities are outstanding, we will:

  •
  during such time as we are subject to the reporting requirements of the Exchange Act, file with the Trustee, within 15 days after we file the same with the SEC, unless such reports are available on the SEC's EDGAR filing system (or any successor thereto), copies of the annual reports and the information, documents, and other reports which we are required to file with the SEC pursuant to the Exchange Act; and

  •
  during such time as we are not subject to the reporting requirements of the Exchange Act, file with the Trustee, within 15 days after we would have been required to file the same with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation) and a Management's Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what we would have been required to file with the SEC had we been subject to the reporting requirements of the Exchange Act.

        Additional Covenants.    Any additional covenants with respect to any series of debt securities will be set forth in the supplemental indenture or board resolution and officer's certificate and prospectus supplement relating thereto.

Events of Default, Remedies, and Notice

  Events of Default

        Unless otherwise specified in a supplement to the Indenture, each of the following events will be an "Event of Default" under the Indenture with respect to a series of debt securities:

  •
  default in any payment of interest on any debt securities of that series when due that continues for 30 days;

  •
  default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase, or otherwise;

  •
  default in the payment of any sinking fund payment on any debt securities of that series when due;

  •
  failure by us or, if the series of debt securities is guaranteed by the guarantors, by a guarantor to comply for 60 days after notice with the other agreements contained in the Indenture, any supplement to the Indenture with respect to that series or any board resolution authorizing the issuance of that series;

  •
  certain events of bankruptcy, insolvency, or reorganization of us or, if the series of debt securities is guaranteed by the guarantors, of the guarantors; or

  •
  if the series of debt securities is guaranteed by the guarantors: (i) any of the guarantees by the guarantors ceases to be in full force and effect, except as otherwise provided in the Indenture; (ii) any of the guarantees by the guarantors is declared null and void in a judicial proceeding; or (iii) any guarantor denies or disaffirms its obligations under the Indenture or its guarantee.

  Exercise of Remedies

        If an Event of Default, other than an Event of Default described in the fifth bullet point above, occurs and is continuing with respect to a series of debt securities, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. If an Event of Default described in the fifth bullet point above occurs, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the Trustee or any holders.

        A default under the fourth bullet point above will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notifies us of the default and such default is not cured within 60 days after receipt of notice.

        The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any declaration of acceleration by the Trustee or the holders with respect to the debt securities of that series, but only if:

  •
  rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

  •
  all existing Events of Default with respect to that series have been cured or waived, other than the nonpayment of principal, premium, or interest on the debt securities of that series that has become due solely by the declaration of acceleration.

        If an Event of Default occurs and is continuing with respect to a series of debt securities, the Trustee will be under no obligation, except as otherwise provided in the Indenture, to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the debt securities of that series, unless such holders have offered to the Trustee reasonable indemnity or security against any costs, liability, or expense. No holder may pursue any remedy with respect to the Indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium, or interest on its own debt securities when due, unless:

  •
  such holder has previously given the Trustee notice that an Event of Default with respect to that series is continuing;

  •
  holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the Trustee pursue the remedy;

  •
  such holders have offered the Trustee reasonable indemnity or security against any cost, liability, or expense to be incurred thereby;

  •
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

  •
  the holders of a majority in principal amount of the outstanding debt securities of that series have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

        The holders of a majority in principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or of exercising any right or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any direction that:

  •
  conflicts with law;

  •
  is inconsistent with any provision of the Indenture;

  •
  the Trustee determines is unduly prejudicial to the rights of any other holder; or

  •
  would involve the Trustee in personal liability.

  Notice of Event of Default

        Within 30 days after the occurrence of an Event of Default, we are required to give written notice to the Trustee and indicate the status of the default and what action we are taking or propose to take to cure the default. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a compliance certificate indicating that we have complied with all covenants contained in the Indenture or whether any default or Event of Default has occurred during the previous year.

        Within 90 days after the occurrence of any default known to it, the Trustee must send to each holder of debt securities of the affected series a notice of the default. Except in the case of a default in the payment of principal, premium, or interest with respect to any series of debt securities, the Trustee may withhold such notice, but only if and so long as the board of directors, the executive committee, or a committee of directors or responsible officers of the Trustee in good faith determines that withholding such notice is in the interests of the holders.

Amendments and Waivers

        We may supplement or amend the Indenture without the consent of any holder of debt securities to, among other things:

  •
  cure any ambiguity, omission, defect, or inconsistency;

  •
  provide for the assumption by a successor of our obligations under the Indenture;

  •
  secure the debt securities;

  •
  add covenants for the benefit of the holders or surrender any right or power conferred upon us;

  •
  in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of our Senior Indebtedness (as defined below);

  •
  make any change that does not adversely affect the rights of any holder;

  •
  add or appoint a successor or separate Trustee;

  •
  comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

  •
  establish the form or terms of the debt securities of any new series.

        In addition, we may amend the Indenture if the holders of a majority in principal amount of all debt securities of each series that would be affected then outstanding under the Indenture consent to it. We may not, however, without the consent of each holder of outstanding debt securities of each series that would be affected, amend the Indenture to:

  •
  reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

  •
  reduce the rate of or extend the time for payment of interest on any debt securities;

  •
  reduce the principal of or extend the stated maturity of any debt securities;

  •
  reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

  •
  make any debt securities payable in a currency other than that stated in the debt security;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under those provisions;

  •
  impair the right of any holder to receive payment of premium, principal, or interest with respect to such holder's debt securities on or after the applicable due date;

  •
  impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder's debt securities;

  •
  release any security that has been granted in respect of the debt securities;

  •
  make any change in the amendment provisions which require each holder's consent; or

  •
  make any change in the waiver provisions.

        It shall not be necessary for the consent of the holders under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture requiring the consent of the holders becomes effective, we are required to send to all holders a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, and subject to certain rights of the Trustee, may waive:

  •
  compliance with certain restrictive provisions of the Indenture; and

  •
  any past default under the Indenture;

except that such majority of holders may not waive a default:

  •
  in the payment of principal, premium, or interest; or

  •
  in respect of a provision that under the Indenture cannot be amended without the consent of all holders of the series of debt securities that is affected.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

  (a)
  either:

  (1)
  all outstanding debt securities of that series that have been authenticated (except lost, stolen, or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

  (2)
  all outstanding debt securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds cash, certain U.S. government obligations or a combination thereof, in such amounts as will be sufficient, to pay the entire indebtedness of such debt securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the stated maturity or redemption date;

  (b)
  we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the debt securities of that series; and

  (c)
  we have delivered to the Trustee an officers' certificate as to the sufficiency of the trust funds, without reinvestment, to pay the entire indebtedness of such debt securities at maturity.

        Notwithstanding such satisfaction and discharge, our obligations to compensate and indemnify the Trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances, and to transfer or exchange debt securities pursuant to the terms thereof and our obligations and the obligations of the Trustee to hold funds in trust and to apply such funds pursuant to the terms of the Indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost, or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

Defeasance

        At any time, we may terminate, with respect to debt securities of a particular series, all our obligations under such series of debt securities and the Indenture, which we call a "legal defeasance." If we decide to make a legal defeasance, however, we may not terminate our obligations specified in the Indenture, including those:

  •
  relating to the defeasance trust;

  •
  to register the transfer or exchange of the debt securities;

  •
  to replace mutilated, destroyed, lost, or stolen debt securities; or

  •
  to maintain a registrar and paying agent in respect of the debt securities.

        At any time we may also effect a "covenant defeasance," which means we have elected to terminate our obligations under the additional covenants established pursuant to the terms of a particular series of debt securities, which covenants are not described in the prospectus but will be described in the prospectus supplement applicable to such series, and any Event of Default resulting from a failure to observe such covenants.

        The legal defeasance option may be exercised notwithstanding a prior exercise of the covenant defeasance option. If the legal defeasance option is exercised, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to that series. If the covenant defeasance option is exercised, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to the fourth and sixth (and, with respect to any guarantor, the fifth) bullet points under "—Events of Default, Remedies, and Notice—Events of Default" above or an Event of Default that is added specifically for such series and described in a prospectus supplement.

        In order to exercise either defeasance option, we must:

  •
  irrevocably deposit in trust with the Trustee money or certain U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or stated maturity, as the case may be;

  •
  comply with certain other conditions, including that no bankruptcy or default with respect to us has occurred and is continuing 91 days after the deposit in trust; and

  •
  deliver to the Trustee an opinion of counsel to the effect that holders of the defeased series of debt securities will not recognize income, gain, or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or a change in applicable Federal income tax law.

No Personal Liability

        None of our managing member nor any director, officer, employee, incorporator, manager, or unitholder or other owner of equity of our managing member, us, or any guarantor, as such, will be liable for:

  •
  any of our obligations under the debt securities or the Indenture; or

  •
  any claim based on, in respect of, or by reason of, such obligations or their creation.

        By accepting a debt security, each holder will be deemed to have waived and released all such liability. This waiver and release are part of the consideration for the issuance of the debt securities. This waiver may not be effective, however, to waive liabilities under the Federal securities laws and it is the view of the SEC that such a waiver is against public policy.

No Protection in the Event of a Change of Control

        Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control in us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control in us.

Provisions Relating Only to the Senior Debt Securities

        The senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating Only to the Subordinated Debt Securities

  Subordinated Debt Securities Subordinated to Senior Indebtedness

        The subordinated debt securities will rank junior in right of payment to all of our and our guarantors' Senior Indebtedness. "Senior Indebtedness" will be defined in a supplemental indenture respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.

  Payment Blockages

        The Indenture respecting any series of subordinated debt securities will provide that no payment of principal, interest, and any premium on the subordinated debt securities or any related guarantee may be made in the event:

  •
  we or our property or, if applicable to any series of outstanding debt securities, the guarantors, or their property, is involved in any voluntary or involuntary liquidation or bankruptcy;

  •
  we fail to pay the principal, interest, any premium, or any other amounts on any of our or, if applicable to any series of outstanding debt securities, the guarantors' Senior Indebtedness within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the Indenture; or

  •
  any other default on any of our or, if applicable to any series of outstanding debt securities, the guarantors' Senior Indebtedness occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

  No Limitation on Amount of Senior Debt

        The Indenture respecting any series of subordinated debt securities will not limit the amount of Senior Indebtedness that we may incur, unless otherwise indicated in the prospectus supplement.

Book Entry, Delivery, and Form

        The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the Trustee as custodian for The Depository Trust Company, New York, New York ("DTC"). This means that we will not issue certificates to each holder except in the limited circumstances described below. Instead, one or more global debt securities will be issued to DTC, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.

        Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.

        DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also records the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participants' accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

        DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant. The rules that apply to DTC and its participants are on file with the SEC.

        DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

        We will wire all payments on the global debt securities to DTC's nominee. We and the Trustee will treat DTC's nominee as the owner of the global debt securities for all purposes. Accordingly, we, the Trustee, and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

        It is DTC's current practice, upon receipt of any payment on the global debt securities, to credit Direct Participants' accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global debt securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the Trustee, or us.

        Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and in either event a successor depositary is not appointed by us within 90 days; or

  •
  an Event of Default occurs, and DTC notifies the Trustee of its decision to exchange the global debt security for certificated debt securities.

Governing Law

        Each Indenture and all of the debt securities will be governed by the laws of the State of New York.

The Trustee

        We will enter into each Indenture with a Trustee that is qualified to act under the Trust Indenture Act and with any other trustee chosen by us and appointed in a supplemental indenture for a particular series of debt securities. Unless we otherwise specify in the applicable prospectus supplement, the

Trustee for each series of debt securities will be Wells Fargo Bank, National Association. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

  Resignation or Removal of Trustee

        If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act after a default has occurred and is continuing, the Trustee must either eliminate its conflicting interest within 90 days, apply to the SEC for permission to continue as Trustee or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

        The Trustee may resign or be removed by us with respect to one or more series of debt securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the Trustee with respect to the debt securities of such series.

  Limitations on Trustee if it is Our Creditor

        Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

  Annual Trustee Report to Holders of Debt Securities

        The Trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the Trustee's eligibility to serve as such, the priority of the Trustee's claims regarding certain advances made by it, and any action taken by the Trustee materially affecting the debt securities.

  Certificates and Opinions to be Furnished to Trustee

        Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of the Indenture, every application by us for action by the Trustee will be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF THE COMMON UNITS

General

        Our common units represent non-managing membership interests in EnLink Midstream, LLC. Our unitholders are entitled to participate in cash distributions and exercise the rights and privileges available to non-managing members under our operating agreement. The following summary of our common units, our certificate of formation, and our operating agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of formation and our operating agreement which are filed as exhibits to the registration statement of which this prospectus is a part. Our common units are traded on the NYSE under the symbol "ENLC."

Transfer Agent and Registrar

  Duties

        American Stock Transfer & Trust Company, LLC serves as registrar and transfer agent for our common units. We pay all fees charged by the transfer agent for transfers of our common units except the following, which must be paid by our unitholders:

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  surety bond premiums to replace lost or stolen certificates, taxes, and other governmental charges;

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  special charges for services requested by a unitholder; and

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  other similar fees or charges.

        There will be no charge to our unitholders for disbursements of cash distributions by us. We will indemnify the transfer agent, its agents, and each of their stockholders, directors, officers, and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

  Resignation or Removal

        The transfer agent may resign by providing us notice. We may also remove the transfer agent. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor is appointed, our managing member may act as the transfer agent and registrar until a successor is appointed.

Transfer of Our Common Units

        By transfer of our common units in accordance with our operating agreement, each transferee of our common units will be admitted as a non-managing member with respect to our common units transferred when such transfer is reflected in our books and records and such transferee becomes the record holder of our common units transferred. Each transferee:

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  represents that the transferee has the capacity, power, and authority to become bound by our operating agreement;

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  automatically becomes bound by the terms of our operating agreement; and

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  gives the consents, acknowledgements, and waivers contained in our operating agreement, such as the approval of all transactions and agreements entered into in connection with our formation.

        Our board of directors will cause any transfers to be recorded on our books and records from time to time as necessary to ensure their accuracy.

        We may, at our discretion, treat the nominee holder of any of our common units as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Our common units are securities and any transfers are subject to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a non-managing member for the transferred common units.

        Until any common unit has been transferred on our books, we and the transfer agent may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

 DESCRIPTION OF THE MEMBERSHIP INTERESTS

Issuance of Additional Membership Interests

        Except as described under "Description of Our Operating Agreement—Issuance of Additional Interests," we may issue additional membership interests and options, rights, warrants, appreciation rights, tracking, profit, and phantom interests and other derivative instruments relating to, convertible into, or exchangeable for the membership interests for any company purpose at any time and from time to time to such persons for such consideration and on such terms and conditions as shall be established by our managing member, all without the approval of our unitholders. In accordance with Delaware law and the provisions of our operating agreement, any additional membership interests that we issue may, in the sole discretion of our managing member, have special voting rights to which the common units are not entitled.

        The following is a description of the general terms and provisions of our membership interests. The particular terms of any class or series of membership interests will be described in the applicable prospectus supplement and the amendment to our operating agreement relating to that class or series of membership interests, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such series of membership interests. If so indicated in a prospectus supplement, the terms of any such class or series may differ from the terms set forth below.

        Our managing member is authorized to approve the issuance of one or more classes or series of membership interests without further authorization of the unitholders and to fix the number of securities, the designations, preferences, rights, powers, and duties of any such class or series.

        The applicable prospectus supplement will set forth the number of securities, particular designations, relative rights and preferences and the limitations of any class or series of membership interests in respect of which this prospectus is delivered. The particular terms of any such class or series will include the following:

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  the maximum number of securities to constitute the class or series and the designation and ranking thereof;

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  the right of securities of the class or series to participate in our distributions, including the annual distribution rate, if any, on securities of the class or series, whether such rate is fixed or variable or both, the dates from which distributions will begin to accrue or accumulate, whether distributions will be cumulative and whether such distributions will be paid in cash, securities, or otherwise;

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  whether the holders of the securities of the class or series will have any preemptive rights;

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  the liquidation preference, if any, applicable to securities of the class or series;

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  whether the securities of the class or series will be redeemable and, if so, the price and the terms and conditions on which the securities of the class or series may be redeemed, including the time during which securities of the class or series may be redeemed and any accumulated distributions thereof that the holders of the securities of the class or series will be entitled to receive upon the redemption thereof;

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  the terms and conditions, if any, on which the securities of the class or series will be convertible into, or exchangeable for, securities of any other class or classes of membership interests, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

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  the terms and conditions upon which securities of the class or series will be evidenced by certificates and assigned and transferred;

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  the method for determining the ownership percentage with respect to securities of the class or series; and

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  the voting rights, if any, of the securities of the series.

        The membership interests will be fully paid and non-assessable when issued upon full payment of the purchase price therefor. The prospectus supplement will contain, if applicable, a description of the material U.S. federal income tax consequences relating to the purchase and ownership of the class or series of membership interests offered by the prospectus supplement. The transfer agent, registrar, and distributions disbursement agent for the membership interests will be designated in the applicable prospectus supplement.

DESCRIPTION OF OUR OPERATING AGREEMENT

        The following is a summary of the material provisions of our operating agreement. Our operating agreement is included as an exhibit to the registration statement of which this prospectus constitutes a part. We summarize certain other provisions of the operating agreement elsewhere in this prospectus, including in "Description of the Common Units," "Cash Distribution Policy," and "Material United States Federal Income Tax Considerations."

Organization and Duration

        We were organized on October 16, 2013 and will have a perpetual existence unless terminated pursuant to the terms of our operating agreement.

Purpose

        Our purpose, as set forth in our operating agreement is limited to any business activity that is approved by our managing member, in its sole discretion, and that lawfully may be conducted by a limited liability company organized under Delaware law. Although our managing member has the ability to cause us and our subsidiaries to engage in activities other than the business of owning, operating, developing, and acquiring crude oil and natural gas gathering and processing assets and the owning of equity securities in ENLK, our managing member may decline to do so in its sole discretion. Our managing member is generally authorized to perform all acts it determines to be necessary or appropriate to carry out the purposes of, and to conduct, our business.

Capital Contributions

        Unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability."

Voting Rights

        The following is a summary of the unitholder vote required for approval of the matters specified below. Matters that require the approval of a "unit majority" require the approval of a majority of the common units and our Class C common units representing limited liability company interests in us (the "Class C Common Units" and, together with our common units, the "ENLC Units"), voting together as a single class. Each Class C Common Unit will be entitled to the number of votes equal to the number of common units into which a Series B Cumulative Convertible Preferred Unit representing a limited partner interest in ENLK (an "ENLK Series B Unit") is then exchangeable (which is the product of the number of ENLK Series B Units being exchanged multiplied by 1.15 (subject to certain adjustments)). In addition, the holders of Class C Common Units are entitled to vote as a separate class on any matter that (i) adversely affects the rights, preferences, and privileges of the Class C Common Units or the ENLK Series B Units, including certain minority protections with respect to substantially the same matters for which the holders of ENLK Series B Units have approval rights under the limited partnership agreement of ENLK, or (ii) amends or modifies any of the terms of the Class C Common Units or ENLK Series B Units. The approval of a majority of the Class C Common Units is required to approve any matter for which the holders of Class C Common Units are entitled to vote as a separate class.

        In voting their common units, affiliates of our managing member will have no duty or obligation whatsoever to us or our members, including any duty to act in our best interest or the best interests of our members.

Matter	Vote Requirement
Issuance of additional units	No approval right.
Amendment of the operating agreement

Certain amendments may be made by our managing member without the approval of the unitholders. Other amendments generally require the approval of a unit majority. See "—Amendment of the Operating Agreement."

Merger of or the sale of all or substantially all of our assets	Unit majority in certain circumstances. See "—Merger, Consolidation, Conversion, Sale, or Other Disposition of Assets."
Dissolution of EnLink Midstream	Unit majority. See "—Dissolution."
Continuation of our business upon dissolution	Unit majority. See "—Dissolution."
Withdrawal of our managing member	No approval right. See "—Withdrawal or Removal of Our Managing Member."
Removal of our managing member	Not less than 66 2/3% of the outstanding ENLC Units, voting as a single class, including units held by our managing member and its affiliates. See "—Withdrawal or Removal of Our Managing Member."
Transfer of the interest of our managing member	No approval right. See "—Transfer of Managing Member Interest."
Transfer of ownership interests in our managing member	No approval right. See "—Transfer of Ownership Interests in Our Managing Member."

        If any person or group other than our managing member and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our managing member or its affiliates (other than us) and any transferees of that person or group approved by our managing member or to any person or group who acquires the units with the written approval of our managing member, including Enfield Holdings, L.P., as the holder of the Class C Common Units and the ENLK Series B Units.

Applicable Law; Forum, Venue, and Jurisdiction

        Our operating agreement is governed by Delaware law. Our operating agreement requires that any claims, suits, actions, or proceedings:

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  arising out of or relating in any way to our operating agreement (including any claims, suits, or actions to interpret, apply, or enforce the provisions of our operating agreement or the duties, obligations, or liabilities among our members, or the rights or powers of, or restrictions on, us or our members);

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  brought in a derivative manner on our behalf;

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  asserting a claim of breach of a fiduciary duty or other duty owed by any of our or our managing member's directors, officers, or other employees, or owed by our managing member, to us or our members;

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  asserting a claim arising pursuant to any provision of the Delaware Limited Liability Company Act (the "DLLCA"); or

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  asserting a claim governed by the internal affairs doctrine;

shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), regardless of whether such claims, suits, actions, or proceedings sound in contract, tort, fraud, or otherwise, are based on common law, statutory, equitable, legal, or other grounds, or are derivative or direct claims.

        By acquiring our common units, you are irrevocably consenting to these limitations and provisions regarding claims, suits, actions, or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or such other Delaware courts with subject matter jurisdiction) in connection with any such claims, suits, actions, or proceedings.

Limited Liability

        Under the DLLCA, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the limited liability company, other than liabilities to members on account of their membership interests and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the limited liability company. For the purpose of determining the fair value of the assets of a limited liability company, the DLLCA provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited liability company only to the extent that the fair value of that property exceeds the non-recourse liability. The DLLCA provides that a member who receives a distribution and knew at the time of the distribution that the distribution was in violation of the DLLCA shall be liable to the limited liability company for the amount of the distribution for three years. Under the DLLCA, an assignee who becomes a substituted unitholder of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time he became a unitholder and that could not be ascertained from the limited liability company agreement.

Issuance of Additional Interests

        Our operating agreement authorizes us to issue an unlimited number of additional membership interests for the consideration and on the terms and conditions determined by our managing member without the approval of our unitholders, except that our operating agreement restricts our ability to issue any membership interests senior to or on parity with the ENLK Series B Units with respect to distributions on such membership interests or upon liquidation without the affirmative vote of the holders of a majority of our outstanding Class C Common Units, voting separately as a class.

        It is possible that we will fund acquisitions through the issuance of additional common units or other membership interests. Holders of any additional common units issued by us will be entitled to share equally with the then-existing holders of our common units in distributions. In addition, the issuance of additional common units or other membership interests may dilute the value of the interests of the then-existing holders of our common units in our net assets.

        In accordance with Delaware law and the provisions of our operating agreement, we may also issue additional membership interests that, as determined by our managing member, may have rights to distributions or special voting rights to which our common units are not entitled. In addition, except as described above with respect to the ENLK Series B Units, our operating agreement does not prohibit our subsidiaries from issuing equity interests, which may effectively rank senior to our common units.

Class C Common Units

        As of April 3, 2019, there were 59,154,779 Class C Common Units issued and outstanding. The holders of Class C Common Units are not entitled to distributions thereon of any kind. For each additional ENLK Series B Unit issued by ENLK pursuant to limited partnership agreement of ENLK, we will issue an additional Class C Common Unit to the applicable holder of ENLK Series B Units pursuant to our operating agreement, so that the number of Class C Common Units issued and outstanding will always equal the number of ENLK Series B Units issued and outstanding. In addition, upon any exchange of ENLK Series B Units for our common units, a number of Class C Common Units equal to the number of ENLK Series B Units subject to such exchange will be cancelled.

        The voting rights of the Class C Common Units are described under "—Voting Rights" above.

Amendment of the Operating Agreement

        Amendments to our operating agreement may be proposed only by our managing member. However, to the fullest extent permitted by law, our managing member will have no duty or obligation to propose or approve any amendment and may decline to do so free of any duty or obligation whatsoever to us or our members, including any duty to act in our best interest or in the best interest of our members. In order to adopt a proposed amendment, other than the amendments discussed below, our managing member is required to seek written approval of the holders of the number of common units required to approve the amendment or to call a meeting of the members to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unitholder majority.

        Prohibited Amendments.    No amendment may be made that would:

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  enlarge the obligations of any non-managing member without its consent, unless approved by at least a majority of the type or class of non-managing membership interests so affected; or

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  enlarge the obligations of, restrict, change, or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable, or otherwise payable to our managing member or any of its affiliates without the consent of our managing member, which consent may be given or withheld at its option.

The provision of our operating agreement preventing the amendments having the effects described in the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding ENLC Units, voting together as a single class (including ENLC Units owned by our managing member and its affiliates).

        Without Unitholder Approval.    Our managing member may generally make amendments to our operating agreement without the approval of any member to reflect:

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  a change in our name, the location of our principal place of business, our registered agent, or our registered office;

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  the admission, substitution, withdrawal, or removal of members in accordance with our operating agreement;

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  a change that our managing member determines to be necessary or appropriate to qualify or continue our qualification as a limited liability company or other entity in which the members have limited liability under the laws of any state;

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  an amendment that is necessary, in the opinion of our legal counsel, to prevent us or our managing member, or its directors, officers, agents, or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974 ("ERISA"), whether or not substantially similar to plan asset regulations currently applied or proposed;

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  an amendment that our managing member determines to be necessary or appropriate in connection with the creation, authorization, or issuance of additional membership interests or derivative instruments related to, convertible into, or exchangeable for additional membership interests;

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  any amendment expressly permitted in our operating agreement to be made by our managing member acting alone;

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  an amendment effected, necessitated, or contemplated by a merger agreement that has been approved under the terms of our operating agreement;

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  any amendment that our managing member determines to be necessary or appropriate to reflect and account for the formation by us of, or our investment in, any corporation, partnership, or other entity, in connection with conduct otherwise permitted by our operating agreement;

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  a change in our fiscal year or taxable period and related changes;

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  conversions into, mergers with, or conveyances to another limited liability entity that is newly formed and has no assets, liabilities, or operations at the time of the conversion, merger, or conveyance other than those it receives by way of the conversion, merger, or conveyance; or

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  any other amendments substantially similar to any of the matters described in the clauses above or in the clauses that immediately follow.

        In addition, our managing member may make amendments to our operating agreement, without the approval of any member, if our managing member determines that those amendments:

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  do not adversely affect the non-managing members, including any particular class of non-managing members, in any material respect;

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  are necessary or appropriate to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

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  are necessary or appropriate to facilitate the trading of membership interests or to comply with any rule, regulation, guideline, or requirement of any securities exchange on which the membership interests are or will be listed or admitted to trading;

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  are necessary or appropriate in connection with any action taken by our managing member relating to splits or combinations of units under the provisions of our operating agreement; or

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  are required to effect the intent expressed in this prospectus or the intent of the provisions of our operating agreement or are otherwise contemplated by our operating agreement.

        With Unitholder Approval.    In addition to the above restrictions:

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  any amendment that our managing member determines adversely affects, in any material respect, one or more particular classes of members will require the approval of at least a majority of the class or classes so affected, but no vote will be required by any class or classes of members that our managing member determines are not adversely affected in any material respect;

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  any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding ENLC Units in relation to other classes of common units will require the approval of at least a majority of the type or class of ENLC Units so affected;

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  any amendment that would reduce the voting percentage required to take any action other than to remove our managing member or call a meeting of our unitholders is required to be approved by the affirmative vote of members whose aggregate outstanding ENLC Units constitute not less than the voting requirement sought to be reduced; and

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  any amendment that would increase the percentage of ENLC Units required to remove our managing member or call a meeting of our unitholders must be approved by the affirmative vote of members whose aggregate outstanding units constitute not less than the percentage sought to be increased.

        Opinion of Counsel.    For amendments of the type not requiring approval of a unitholder majority, our managing member will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the members in connection with any of the amendments. No other amendments to our operating agreement will become effective without the approval of holders of at least 90% of the outstanding ENLC Units, voting as a single class, unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability of any of its members under applicable law.

Merger, Consolidation, Conversion, Sale, or Other Disposition of Assets

        A merger, consolidation, or conversion of ENLC requires the prior consent of our managing member. However, our managing member will have no duty or obligation to consent to any merger, consolidation, or conversion and may decline to do so in its sole discretion.

        In addition, our operating agreement generally prohibits our managing member from causing us to sell, exchange, or otherwise dispose of all or substantially all of (i) our assets and the assets of our subsidiaries, taken as a whole, or (ii) for so long as our Class C Common Units remain outstanding, the assets of ENLK and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, without the prior approval of the holders of a majority of the ENLC Units. Our managing member may, however, mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of our assets and the assets of our subsidiaries or the assets of ENLK and its subsidiaries, taken as a whole, without such approval. Our managing member may also sell all or substantially all of our assets and our subsidiaries' assets or the assets of ENLK and its subsidiaries, taken as a whole, under a foreclosure or other realization upon those encumbrances without such approval. Finally, our managing member may consummate any merger without the prior approval of our members if (i) we are the surviving entity in the transaction, (ii) our managing member has received an opinion of counsel regarding limited liability matters, (iii) the transaction would not result in an amendment to our operating agreement (other than an amendment that our managing member could adopt without the consent of our unitholders), (iv) each of our common units would be an identical unit of ours following the transaction, and (v) the membership securities to be issued in the transaction do not exceed 20% of the outstanding membership interests immediately prior to the transaction.

        If the conditions specified in our operating agreement are satisfied, our managing member may convert our company or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity that has no assets, liabilities, or operations, if (i) the sole purpose of that conversion, merger, or conveyance is to effect a mere change in our legal form into another limited liability entity, (ii) we have received an opinion of counsel regarding limited liability matters, and (iii) our managing member determines that the governing instruments of the new entity provide the non-managing members and our managing member with substantially the same rights and obligations as contained in our operating agreement. Holders of

ENLC Units will not be entitled to dissenters' rights of appraisal under our operating agreement or applicable Delaware law in the event of a conversion, merger, or consolidation, a sale of substantially all of our assets, or any other similar transaction or event

Dissolution

        We will continue as a limited liability company until dissolved under the terms of our operating agreement. We will dissolve upon:

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  the election by our managing member to dissolve our business, if approved by a unit majority;

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  there being no members other than our managing member, unless we are continued without dissolution in accordance with the DLLCA;

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  the entry of a decree of judicial dissolution pursuant to the provisions of the DLLCA; or

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  the withdrawal or removal of our managing member or any other event that results in its ceasing to be our managing member other than by reason of a transfer of its managing member interest in accordance with our operating agreement or its withdrawal or removal following the approval and admission of a successor.

        Upon a dissolution under the last clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our operating agreement by appointing as a successor managing member an entity approved by a unit majority, subject to the receipt by us of an opinion of counsel to the effect that the action would not result in the loss of limited liability under Delaware law of any member.

Liquidation and Distribution of Proceeds

        If we dissolve in accordance with our operating agreement, unless our business is continued, the liquidator authorized to wind up our affairs will, acting with all of the powers of our managing member that are necessary or appropriate, liquidate our assets. The liquidator will first apply the proceeds of liquidation to the payment of our creditors and, thereafter, holders of our common units would be entitled to share ratably in the distribution of any remaining proceeds.

Withdrawal or Removal of Our Managing Member

        Our managing member may withdraw as managing member without first obtaining approval of our unitholders by giving 90 days' written notice, and that withdrawal will not constitute a violation of our operating agreement. In addition, our operating agreement permits our managing member, in some instances, to sell or otherwise transfer all of its managing member interest in us without the approval of the unitholders.

        Upon withdrawal of our managing member under any circumstances, other than as a result of a transfer by our managing member of all or a part of its managing member interest in us, the holders of a unit majority may select a successor to that withdrawing managing member. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability matters cannot be obtained, we will be dissolved, wound up, and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor managing member. See "—Dissolution."

        Our managing member may not be removed unless (i) that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding ENLC Units, including ENLC Units held by our managing member and its affiliates, and (ii) we have received an opinion of counsel regarding limited liability matters. Any removal of our managing member is also subject to the approval of a successor managing member by the vote of a unit majority, including ENLC Units held by our managing member and its affiliates. The ownership of more than 33 1/3% of the voting power of the ENLC Units by our managing member and its affiliates gives them the ability to prevent their removal as our managing member. As of April 3, 2019, our managing member and its affiliates owned approximately 41.1% of the voting power of the ENLC Units.

        In the event of the removal of our managing member under circumstances where cause exists or withdrawal of our managing member where that withdrawal violates our operating agreement, a successor managing member will have the option to purchase the managing member interest of the departing managing member and its affiliates for a cash payment equal to the fair market value of those interests. Under all other circumstances where the managing member withdraws or is removed by the members, the departing managing member will have the option to require the successor managing member to purchase the managing member interest of the departing managing member and its affiliates for fair market value. In each case, this fair market value will be determined by agreement between the departing managing member and the successor managing member. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing managing member and the successor managing member will determine the fair market value. Or, if the departing managing member and the successor managing member cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

        If the option described above is not exercised by either the departing managing member or the successor managing member, the departing managing member's managing member interest will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, we will be required to reimburse the departing managing member for all amounts due the departing managing member, including, without limitation, all employee-related liabilities, including severance liabilities, incurred as a result of the termination of any employees employed for our benefit by the departing managing member or its affiliates.

Transfer of Managing Member Interest

        At any time, our managing member may transfer all or any part of its managing member interest in us to another person without the approval of any other member. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of our managing member, agree to be bound by the provisions of our operating agreement, and furnish an opinion of counsel regarding limited liability matters.

Transfer of Ownership Interests in Our Managing Member

        At any time, the owner of our managing member may sell or transfer all or part of its ownership interests in our managing member to an affiliate or third party without the approval of our unitholders.

Change of Management Provisions

        Our operating agreement contains specific provisions that are intended to discourage a person or group from attempting to remove our managing member or from otherwise changing our management. If any person or group, other than our managing member and its affiliates, acquires beneficial ownership of 20% or more of any class of ENLC Units, that person or group loses voting rights on all of its ENLC Units. This loss of voting rights does not apply to any person or group that acquires the ENLC Units from our managing member or its affiliates and any transferees of that person or group approved by our managing member or to any person or group who acquires the common units with the prior approval of our board of directors.

Call Right

        If at any time our managing member and its affiliates own more than 90% of the then-issued and outstanding membership interests of any class, our managing member will have the right, which it may assign in whole or in part to any of its affiliates or to our managing member, to acquire all, but not less than all, of the membership interests of the class held by unaffiliated persons, as of a record date to be selected by our managing member, on at least 10, but not more than 60, days' notice. The purchase price in the event of this purchase is the greater of:

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  the highest price paid by our managing member or any of its affiliates for any membership interests of the class purchased within the 90 days preceding the date on which our managing member first mails notice of its election to purchase those membership interests; and

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  the average of the daily closing prices of the membership interests of such class over the 20 trading days preceding the date that is three days before the date the notice is mailed.

        As a result of our managing member's right to purchase outstanding membership interests, a holder of membership interests may have his membership interests purchased at an undesirable time or at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a holder of ENLC Units of the exercise of this call right are the same as a sale by that unitholder of its ENLC Units in the market.

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of any class of ENLC Units, record holders of ENLC Units on the record date will be entitled to notice of, and to vote at, meetings of our members and to act upon matters for which approvals may be solicited.

        Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or, if authorized by the managing member, without a meeting if consents in writing describing the action so taken are signed by holders of the number of ENLC Units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our managing member or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum, unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        Each record holder of an ENLC Unit will have a vote according to such holder's percentage interest in us, although additional membership interests having special voting rights could be issued. See "—Issuance of Additional Interests." However, if at any time any person or group, other than our managing member and its affiliates, or a direct or subsequently approved transferee of our managing member or its affiliates and purchasers specifically approved by our managing member, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units, that person or group will lose voting rights on all of its ENLC Units, and the ENLC Units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Our common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

        Any notice, demand, request, report, or proxy material required or permitted to be given or made to record holders of ENLC Units under our operating agreement will be delivered to the record holder by us or by our transfer agent.

Status as Member

        By transfer of our common units in accordance with our operating agreement, each transferee of our common units shall be admitted as a member with respect to our common units transferred when such transfer and admission are reflected in our books and records. Except as described under "—Limited Liability," our common units will be fully paid, and unitholders will not be required to make additional contributions.

Indemnification

        Section 18-108 of the DLLCA, as amended, empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever. Our operating agreement provides that we will indemnify the following persons, to the fullest extent permitted by the law, from and against all losses, claims, damages, or similar events:

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  our managing member;

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  any departing managing member;

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  any person who is or was an affiliate of our managing member or any departing managing member;

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  any person who is or was one of our managers, managing members, general partners, directors, officers, employees, agents, fiduciaries or trustees, our subsidiaries, our managing member, any departing managing member, or any of their respective affiliates;

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  any person who is or was serving as a manager, managing member, general partners, director, officer, employee, agent, fiduciary, or trustee of another person owing a fiduciary duty to us or our subsidiaries; and

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  any person designated by our managing member;

unless there has been a final and non-appealable judgment by a court of competent jurisdiction that, in respect of the matter for which such persons are seeking indemnification, those persons acted in bad faith, or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that their conduct was unlawful.

        Any indemnification under these provisions will only be out of our assets. Unless our managing member otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our operating agreement.

        We have entered into indemnification agreements with each of the directors and executive officers of our managing member. Under the terms of these indemnification agreements, we agree to indemnify and hold each indemnitee harmless from and against any and all losses, claims, damages, liabilities, judgments, fines, taxes (including ERISA excise taxes), penalties (whether civil, criminal, or other), interest, assessments, amounts paid or payable in settlements, or other amounts and any and all "expenses" (as defined in the indemnification agreements) arising from any and all threatened, pending, or completed claims, demands, actions, suits, proceedings, or alternative dispute mechanisms, whether civil, criminal, administrative, arbitrative, investigative, or otherwise, whether made pursuant to federal, state, or local law, whether formal or informal, and including appeals, in each case, which the indemnitee may be involved, or is threatened to be involved, as a party, a witness, or otherwise, including any inquiries, hearings, or investigations that the indemnitee determines might lead to the institution of any proceeding, related to the fact that indemnitee is or was a director, manager, or officer of us or our managing member, or is or was serving at the request of us or our managing member, each as applicable, as a manager, managing member, general partner, director, officer, fiduciary, trustee, or agent of any other entity, organization, or person of any nature. We have also agreed to advance the expenses of an indemnitee relating to the foregoing. To the extent that a change in the laws of the State of Delaware permits greater indemnification under any statute, agreement, organizational document, or governing document than would be afforded under the indemnification agreements as of the date of the indemnification agreements, the indemnitee shall enjoy the greater benefits so afforded by such change.

Reimbursement of Expenses

        Our operating agreement requires us to reimburse our managing member on a monthly basis for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our managing member in connection with operating our business. Our operating agreement does not set a limit on the amount of expenses for which our managing member and its affiliates may be reimbursed. These expenses include salary, bonus, incentive compensation, and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our managing member by its affiliates. Our managing member is entitled to determine the expenses that are allocable to us.

Books and Reports

        Our managing member is required to keep appropriate books of our business at its principal offices. These books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with generally acceptable accounting principles (GAAP). For tax and fiscal reporting purposes, our fiscal year is the calendar year.

        We will furnish or make available to record holders of our common units, within 105 days after the close of each fiscal year, an annual report containing audited consolidated financial statements and a report on those consolidated financial statements by its independent public accountants. Except for its fourth quarter, we will also furnish or make available summary financial information within 50 days after the close of each quarter. We will be deemed to have made any such report available if we file such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval system or make the report available on a publicly available website which we maintain.

Right to Inspect Books and Records

        Our operating agreement provides that a member can, for a purpose reasonably related to such member's interest as a member, upon reasonable written demand stating the purpose of such demand and at such member's own expense, have furnished to such member:

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  true and full information regarding the status of our business and financial condition (provided that this obligation shall be satisfied to the extent the member is furnished the most recent annual report and any subsequent quarterly or periodic reports required to be filed (or which would be required to be filed) with the SEC by us pursuant to Section 13 of the Exchange Act); and

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  a current list of the name and last known address of each record holder; and copies of our operating agreement, our certificate of formation, related amendments, and powers of attorney under which they have been executed.

        Under our operating agreement, however, each of our members and other persons who acquire our membership interests, do not have rights to receive information from us or any of the persons we indemnify as described above under "—Indemnification" for the purpose of determining whether to pursue litigation or assist in pending litigation against us or those indemnified persons relating to its affairs, except pursuant to the applicable rules of discovery relating to the litigation commenced by the person seeking information.

        Our managing member may, and intends to, keep confidential from our members trade secrets or other information the disclosure of which our managing member determines is not in our best interests, could damage us or that we are required by law or by agreements with third parties to keep confidential. Our operating agreement limits the right to information that a member would otherwise have under Delaware law.

Conflicts of Interest

        Conflicts of interest exist and may arise in the future as a result of the relationships between our managing member or its affiliates, on the one hand, and us, our members, or our subsidiaries, on the other hand. Our operating agreement specifically defines the remedies available to our unitholders for actions taken that, without these defined liability standards, might constitute breaches of fiduciary duty under applicable Delaware law. The DLLCA provides that Delaware limited liability companies may, in their operating agreements, expand, restrict, or eliminate the fiduciary duties otherwise owed by the manager to the members and the company, but such agreements may not eliminate the implied contractual covenant of good faith and fair dealing.

        Whenever a conflict arises between our managing member or its affiliates, on the one hand, and us, our members, or our subsidiaries, on the other hand, the resolution or course of action in respect of such conflict of interest shall be permitted and conclusively deemed approved by us and all of our members and shall not constitute a breach of our operating agreement, of any agreement contemplated thereby, or of any duty, if the resolution or course of action in respect of such conflict of interest is:

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  approved by the conflicts committee of our board of directors; or

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  approved by a unit majority, excluding any such common units owned by our managing member and its affiliates.

        Our managing member may, but is not required to, seek the approval of such resolutions or courses of action from the conflicts committee of our board of directors or from the holders of a majority of the outstanding common units as described above. Unless the resolution of a conflict is specifically provided for in our operating agreement, our board of directors or the conflicts committee of our board of directors may consider any factors they determine in good faith to consider when resolving a conflict. An independent third party is not required to evaluate the resolution. Under our operating agreement, a determination, other action, or failure to act by our managing member, our board of directors, or any committee thereof (including the conflicts committee) will be deemed to be in "good faith" if our managing member, our board of directors, or any committee thereof (including the conflicts committee) subjectively believed such determination, other action or failure to act was in, or not opposed to, our best interests. In any proceeding brought by or on behalf of us or any of our unitholders, the person bringing or prosecuting such proceeding will have the burden of proving that such determination, other action, or failure to act was not in good faith.

Elimination and Replacement of Fiduciary Duties

        Duties owed to unitholders by our managing member are prescribed by law and in our operating agreement. The DLLCA provides that Delaware limited liability companies may, in their operating agreements, expand, restrict, or eliminate the fiduciary duties otherwise owed by our managing member to members and us.

        Our operating agreement contains various provisions that eliminate and replace the fiduciary duties that might otherwise be owed by our managing member. These provisions have been negotiated to allow our managing member or its affiliates to engage in transactions with us that otherwise might be prohibited by state law fiduciary standards and to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. Without these modifications, our managing member's ability to make decisions involving conflicts of interest would be restricted. Replacing the fiduciary duty standards in this manner benefits our managing member by enabling it to take into consideration all parties involved in the proposed action. Replacing the fiduciary duty standards also strengthens the ability of our managing member to attract and retain experienced and capable directors. Replacing the fiduciary duty standards represents a detriment to our public unitholders because it restricts the remedies available to the public unitholders for actions that, without those limitations, might constitute breaches of fiduciary duty, as described below, and permits our managing member to take into account the interests of third parties in addition to our interests when resolving conflicts of interests.

        The following is a summary of the fiduciary duties imposed on managers of a limited liability company by the DLLCA in the absence of operating agreement provisions to the contrary, the contractual duties of our managing member contained in our operating agreement that replace the fiduciary duties that would otherwise be imposed by Delaware laws on our managing member and the rights and remedies of its unitholders with respect to these contractual duties:

State law fiduciary standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care, in the absence of a provision in an operating agreement providing otherwise, would generally require a managing member to act for the company in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in an operating agreement providing otherwise, would generally require that any action taken or transaction engaged in be entirely fair to the company.
Operating agreement modified standards

Our operating agreement contains provisions that waive or consent to conduct by our managing member and its affiliates that might otherwise raise issues as to compliance with fiduciary duties or applicable law. For example, our operating agreement provides that when our managing member is acting in its capacity as our managing member, as opposed to in its individual capacity, it must act in "good faith" and will not be subject to any other standard under applicable law (other than the implied contractual covenant of good faith and fair dealing). In addition, when our managing member is acting in its individual capacity, as opposed to in its capacity as our managing member, it may act without any fiduciary obligation to us or the unitholders whatsoever. These standards replace the obligations that our managing member would otherwise be held to.

If our managing member does not obtain approval from the conflicts committee of the board of directors of our managing member or the holders of our common units, excluding any units owned by our managing member or its affiliates, and our board of directors approves the resolution or course of action taken with respect to the conflict of interest, then it will be presumed that, in making its decision, our board of directors, which may include board members affected by the conflict of interest, acted in good faith, and in any proceeding brought by or on behalf of any member or us, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards replace the obligations that our managing member would otherwise be held to.

Rights and remedies of unitholders

The DLLCA generally provides that a member may institute legal action on behalf of the company to recover damages from a third party where a manager has refused to institute the action or where an effort to cause a manager to do so is not likely to succeed. These actions include actions against a manager for breach of its duties or of our operating agreement. In addition, the statutory or case law of some jurisdictions may permit a member to institute legal action on behalf of himself and all other similarly situated members to recover damages from a manager for violations of its fiduciary duties to the members.

Operating agreement modified standards

The DLLCA provides that, unless otherwise provided in an operating agreement, a member or other person shall not be liable to a limited liability company or to another member or to another person that is a party to or is otherwise bound by an operating agreement for breach of fiduciary duty for the member's or other person's good faith reliance on the provisions of the operating agreement. Under our operating agreement, to the extent that, at law or in equity an indemnitee has duties (including fiduciary duties) and liabilities relating thereto to us or to our members, our managing member, and any other indemnitee acting in connection with its business or affairs shall not be liable to us or to any member for its good faith reliance on the provisions of our operating agreement.

        By acquiring our common units, each new holder of our common units automatically agrees to be bound by the provisions in our operating agreement, including the provisions discussed above. This is in accordance with the policy of the DLLCA favoring the principle of freedom of contract and the enforceability of operating agreements. The failure of a member to sign an operating agreement does not render the operating agreement unenforceable against that person.

        Under our operating agreement, we must indemnify our managing member and its officers, directors, managers, and certain other specified persons, to the fullest extent permitted by law, against liabilities, costs, and expenses incurred by our managing member or these other persons. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith, or engaged in fraud or willful misconduct. We must also provide this indemnification for criminal proceedings unless our managing member or these other persons acted with knowledge that their conduct was unlawful. Thus, our managing member could be indemnified for its negligent acts if it meets the requirements set forth above. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), in the opinion of the SEC, such indemnification is contrary to public policy and, therefore, unenforceable. See "—Indemnification."

CASH DISTRIBUTION POLICY

Our Cash Distribution Policy

        We make cash distributions, if any, to holders of our common units on a pro rata basis; provided, however, that, if ENLK fails to pay in full certain cash amounts with respect to quarterly distributions to the holder of the ENLK Series B Units when due, then from and after the first date of such failure and continuing until such failure is cured by payment in full in cash of all such cash arrearages, we are not permitted to, and will not, declare or make any distributions in respect of our common units and any other class of membership interests that, with respect to distributions, ranks junior to the ENLK Series B Units.

        Unless restricted by the terms of the agreements governing our outstanding indebtedness, we intend to pay distributions to holders of our common units on a quarterly basis from our available cash less reserves for expenses, future distributions, and other uses of cash, including:

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  provisions for the proper conduct of our business;

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  paying federal income taxes, which we are required to pay because we are taxed as a corporation; and

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  maintaining cash reserves the board of directors of our managing member believes are prudent to maintain.

        Our ability to pay distributions is limited by the DLLCA, which provides that a limited liability company may not pay distributions if, after giving effect to the distribution, the company's liabilities would exceed the fair value of its assets. While our ownership of equity interests in ENLK are included in our calculation of net assets, the value of these assets may decline to a level where our liabilities would exceed the fair value of our assets if we were to pay distributions, thus prohibiting us from paying distributions under Delaware law.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material U.S. federal income tax consequences, and, in the case of a non-U.S. holder (as defined below), material U.S. federal estate tax consequences, related to the purchase, ownership and disposition of our common units by a taxpayer that holds our common units as a "capital asset" (generally, property held for investment). This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations and administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

        Legal conclusions contained in this section, unless otherwise noted, are the opinion of Baker Botts L.L.P. This discussion does not address all aspects of U.S. federal income taxation (and, in the case of a non-U.S. holder, estate taxation) or the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction, or under U.S. federal gift tax laws. In addition, this discussion does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as (without limitation):

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  banks, thrifts, insurance companies, or other financial institutions;

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  tax-exempt or governmental organizations;

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  brokers or dealers in securities or foreign currencies;

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  traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

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  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

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  persons subject to the alternative minimum tax;

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  S corporations, partnerships (including entities and arrangements treated as partnerships) or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

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  persons that hold or are deemed to sell our common units under the constructive sale provisions of the Code;

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  persons that acquired our common units through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

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  certain former citizens or long-term residents of the United States;

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  real estate investment trusts or regulated investment companies;

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  "qualified foreign pension funds" (as defined in Section 897(l)(2) of the Code) or entities all of the interests of which are held by qualified foreign pension funds;

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  persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to our common units to their financial statements under Section 451 of the Code;

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  U.S. holders (as defined below) whose "functional currency" is not the U.S. dollar;

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  persons that hold our common units as part of a straddle, wash sale, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and

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  persons that hold, or have held at any time, directly, indirectly, or constructively, in excess of 5% of our common units.

        If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common units, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, certain determinations made at the partner level and the activities of the partnership. Accordingly, we urge partners of a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) investing in our common units to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership, and disposition of our common units by such partnership.

        YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON UNITS ARISING UNDER THE U.S. FEDERAL GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Corporate Status

        Although we are a Delaware limited liability company, we have elected to be treated as a corporation for U.S. federal income tax purposes. As a result, we are subject to tax as a corporation and distributions on the common units will be treated as distributions on corporate stock for federal income tax purposes. No Schedule K-1 will be issued with respect to the common units, but instead holders of common units will receive a Form 1099 from us with respect to distributions received on the common units.

Material U.S. Federal Income Tax Consequences to U.S. Holders

        The discussion in this section is addressed to holders of our common units that are U.S. holders for U.S. federal income tax purposes. A U.S. holder for purposes of this discussion is a beneficial owner of our common units that is, for U.S. federal income tax purposes:

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  an individual citizen or resident of the United States;

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  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate whose income is subject to U.S. federal income tax regardless of its source; or

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  a trust if (i) a U.S. court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) certain circumstances apply and the trust has validly elected to be treated as a United States person.

  Distributions

        Distributions with respect to our common units will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of a distribution with respect to our common units exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder's adjusted tax basis in such common units, which reduces such basis dollar-for-dollar, and thereafter as capital gain. Such gain will be long-term capital gain provided that the U.S. holder has held such common units for more than one year as of the time of the distribution. Non-corporate holders that receive distributions on our common units that are treated as dividends for U.S. federal income tax purposes generally will be subject to U.S. federal income tax on such dividends at a reduced maximum tax rate that is currently 20% provided certain holding period requirements are met.

        Prospective investors in our common units are encouraged to consult their tax advisors as to the tax consequences of receiving distributions on our common units, including, in the case of prospective corporate investors, the ability to claim the corporate dividends received deduction with respect to such distributions.

  Sale, Exchange or Other Taxable Disposition of Common Units

        A U.S. holder generally will recognize capital gain or loss on a sale, exchange or other taxable disposition of our common units equal to the difference, if any, between the amount realized upon the disposition of such common units and the U.S. holder's adjusted tax basis in those common units. A U.S. holder's tax basis in the common units generally will be equal to the amount paid for such common units reduced (but not below zero) by distributions received on such common units that are not treated as dividends for U.S. federal income tax purposes. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder's holding period for the common units sold or disposed of is more than one year. Long-term capital gains of individuals generally are subject to a reduced maximum U.S. federal income tax rate that is currently 20%. The deductibility of net capital losses is subject to limitations.

  Backup Withholding and Information Reporting

        Information returns generally will be filed with the IRS with respect to distributions on, and the proceeds from a disposition of, our common units held by a U.S. holder, unless the U.S. holder is a recipient that is exempt from information reporting (such as a corporation) and, if requested, establishes, in the manner prescribed by law, such exemption. A U.S. holder may be subject to backup withholding on distributions with respect to our common units and on the proceeds of a disposition of our common units unless such U.S. holder furnishes the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. Penalties apply for failure to furnish correct information and for failure to include reportable payments in income.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be creditable against a U.S. holder's U.S. federal income tax liability, and the U.S. holder may be entitled to a refund, provided the U.S. holder timely furnishes the required information to the IRS. U.S. holders are urged to consult their own tax advisors regarding the application of the backup withholding rules to their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding.

  3.8% Tax On Unearned Income

        Certain U.S. holders that are individuals, trusts or estates will be subject to an additional 3.8% Medicare tax on unearned income, which generally will include dividends received on and gain recognized with respect to the sale or other taxable disposition of our common units. For individual U.S. holders, the additional Medicare tax applies to the lesser of (i) "net investment income" and (ii) the excess of "modified adjusted gross income" over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). "Net investment income" generally equals a U.S. holder's gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. U.S. holders are urged to consult their own tax advisors regarding the application of this additional Medicare tax to their particular circumstances.

Material U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders

        The discussion in this section applies only to holders of our common units that are non-U.S. holders. For purposes of this discussion, a non-U.S. holder is a beneficial owner of our common units that is an individual, corporation, estate or trust for U.S. federal income tax purposes and, in each case, is not a U.S. holder.

  Distributions

        Distributions with respect to our common units will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent a distribution exceeds our current and accumulated earnings and profits, such distribution will reduce the non-U.S. holder's adjusted tax basis in its common units (but not below zero). The amount of any such distribution in excess of the non-U.S. holder's adjusted tax basis in its common units will be treated as gain from the sale of such common units and will have the tax consequences described below under "—Sale, Exchange or Other Taxable Disposition of Common Units."

        Subject to the discussion below on effectively connected income and under "—Backup Withholding and Information Reporting" and "Material United States Federal Income Tax Considerations—Additional Withholding Requirements," a distribution treated as a dividend paid to a non-U.S. holder on our common units generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must satisfy applicable certification requirements (generally by providing the withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable), or other appropriate form, certifying qualification for the reduced rate).

        Non-U.S. holders are encouraged to consult their tax advisors regarding the withholding rules applicable to distributions on our common units, the requirements for claiming treaty benefits, and any procedures required to obtain a refund of any overwithheld amounts.

        Distributions treated as dividends that are paid to a non-U.S. holder and are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to U.S. persons (as defined under the Code). Effectively connected dividend income will not be subject to the U.S. federal withholding tax described above if the non-U.S. holder satisfies certain certification requirements by providing to the withholding agent a properly completed and executed IRS Form W-8ECI (or appropriate substitute or successor form) certifying eligibility for the exemption. If the non-U.S. holder is a corporation, that portion of the corporation's earnings and profits for the taxable year, as adjusted for certain items, that is effectively connected with its U.S. trade or business (and, if required by applicable income tax treaty, is attributable to a permanent establishment maintained by the corporate non-U.S. holder in the United States) may also be subject to a "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

  Sale, Exchange or Other Taxable Disposition of Common Units

        Subject to the discussion below under "—Backup Withholding and Information Reporting" and "Material United States Federal Income Tax Considerations—Additional Withholding Requirements," a

non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other disposition of our common units unless:

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  the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

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  the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

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  our common units constitute a U.S. real property interest by reason of our status as a "United States real property holding corporation" for U.S. federal income tax purposes (a "USRPHC").

        A non-U.S. holder described in the first bullet point above will be subject to tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the amount of such gain (which generally may be offset by U.S. source capital losses).

        A non-U.S. holder whose gain is described in the second bullet point above will be subject to U.S. federal income tax on any gain recognized on a net income basis at the same graduated rates generally applicable to U.S. persons unless an applicable income tax treaty provides otherwise. Corporate non-U.S. holders may also be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of their effectively connected earnings and profits attributable to such gain, as adjusted for certain items.

        Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC. However, as long as our common units are "regularly traded on an established securities market," a non-U.S. holder will not be subject to U.S. federal income tax or withholding tax upon the disposition of our common units as a result of our status as a USRPHC unless the non-U.S. holder directly, indirectly or constructively owns, or owned at any time during the five-year period ending on the date of the disposition or, if shorter, the non-U.S. holder's holding period for the common units, more than 5% of our common units. If a non-U.S. holder's ownership of our common units has exceeded the 5% threshold specified in the preceding sentence, such non-U.S. holder (or, if our common units were not considered to be regularly traded on an established securities market during the calendar year in which the relevant disposition occurs, any non-U.S. holder (regardless of the percentage of common units owned)) would be subject to U.S. federal income tax in the manner described in the preceding paragraph on the gain realized upon a taxable disposition of our common units, and U.S. federal withholding tax at a rate of 15% would apply to the gross proceeds from such disposition. Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common units.

  U.S. Federal Estate Tax

        Our common units beneficially owned or treated as owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death generally will be includable in the decedent's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

  Backup Withholding and Information Reporting

        Generally, we will report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such non-U.S. holder, the name and address of such non-U.S. holder, and the amount, if any, of tax withheld with respect to those dividends. These information reporting requirements apply even if withholding was not required. Pursuant to tax treaties or other agreements, the IRS may make such reports available to tax authorities in the non-U.S. holder's country of residence.

        Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form), provided that the withholding agent does not have actual knowledge, or reason to know, that the beneficial owner is a U.S. person that is not an exempt recipient.

        Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common units effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met or the non-U.S. holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common units effected outside the United States by a foreign office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a U.S. person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common units effected outside the United States by such a broker if it has certain relationships within the United States.

        Backup withholding is not an additional tax. Rather, the U.S. income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that certain required information is timely furnished to the IRS.

Additional Withholding Requirements

        Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance issued thereunder generally impose a 30% withholding tax on any dividends paid on our common units if paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a nonfinancial foreign entity, such entity certifies that it does not have any "substantial United States owners" (as defined in the Code) or furnishes the applicable withholding agent with a certification (generally on an IRS Form W-8BEN-E) identifying each direct and indirect substantial United States owner of the entity; or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.

        Prospective purchasers of our common units are urged to consult their own tax advisors with respect to the tax consequences of these withholding provisions.

        THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON UNITS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL OR FOREIGN TAX LAWS AND TREATIES.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in and outside the U.S. (1) through underwriters or underwriting syndicates led by one or more managing underwriters, (2) to or through brokers or dealers, (3) to or through agents, (4) directly to one or more purchasers, including our affiliates, (5) pursuant to delayed delivery contracts or forward contracts, or (6) through a combination of any of these methods.

        The prospectus supplement will set forth the terms of the offering and the method of distribution and will include the following information:

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities from us;

  •
  the net proceeds to us from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any underwriting discounts, commissions, and other items constituting compensation to underwriters, dealers, or agents;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers;

  •
  any commissions paid to agents; and

  •
  any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of securities to the public. The underwriters will acquire the securities for their own account, and the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase the securities will be subject to conditions, and any underwritten offering may be on a firm commitment basis. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Sales Through Agents

        We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Direct Sales

        We may sell the securities directly. In that event, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

Delayed Delivery or Forward Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters, or dealers to solicit offers to purchase securities from us at the public offering price set forth in the prospectus under delayed delivery or forward contracts. These contracts would provide for payment and delivery on a specified date in the future at prices determined as described in the prospectus supplement. The prospectus supplement would describe the commission payable for solicitation of those contracts.

Remarketing

        We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

General Information

        In connection with the sale of the securities, underwriters, dealers, or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions, or commissions which underwriters allow to dealers.

        We may have agreements with the agents, dealers, and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, or underwriters may be required to make because of those liabilities. Agents, dealers, and underwriters, or their affiliates or associates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of their businesses.

        Other than the common units, which are listed on the New York Stock Exchange, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.

        In connection with an offering, certain persons participating in the offering may make a market in the securities or engage in transactions that stabilize, maintain, or otherwise affect the market price of the offered securities. This may include, among other transactions, over-allotments, or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. As a result, the price of the securities may be higher than the price that might otherwise prevail in the open market. If these activities are commenced, these transactions may be discontinued at any time.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

LEGAL MATTERS

        The validity of the securities offered in this prospectus will be passed upon for us by Baker Botts L.L.P., Dallas, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

        The consolidated financial statements of EnLink Midstream, LLC and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting for revenue recognition.

        The consolidated financial statements of EnLink Midstream Partners, LP and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting for revenue recognition.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        In addition, ENLC and ENLK file annual, quarterly, and other reports and other information with the SEC under the Exchange Act. The filings of ENLC and ENLK with the SEC are available to the public from commercial document retrieval services and at the SEC's website at www.sec.gov.

        ENLC and ENLK also make available free of charge on our internet website at www.enlink.com all materials that ENLC and ENLK file electronically with the SEC, including their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and any amendments to those reports, as soon as reasonably practicable after ENLC or ENLK electronically files such material with, or furnish it to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and you should not consider such information as part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows ENLC and ENLK to "incorporate by reference" the information that ENLC and ENLK have filed with the SEC. This means that ENLC and ENLK can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. These other documents contain important information about ENLC and ENLK and the financial condition and results of operations of each of ENLC and ENLK. The information incorporated by reference is an important part of this prospectus. Information that ENLC and ENLK file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC. ENLC and ENLK incorporate by reference in this prospectus the documents listed below and any subsequent filings ENLC or ENLK makes with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information deemed to be furnished and not filed with the SEC), including all such documents that ENLC or ENLK may file with the SEC after the date of this prospectus until all offerings under this registration statement are completed:

ENLC's Filings

  •
  Annual Report on Form 10-K for the year ended December 31, 2018;

  •
  Current Reports on Form 8-K filed on January 2, 2019, January 23, 2019, January 25, 2019, January 29, 2019, February 4, 2019, February 22, 2019, and March 14, 2019 (in each case to the extent filed and not furnished); and

  •
  the description of the ENLC common units in ENLC's registration statement on Form 8-A (File No. 001-36336) filed pursuant to the Exchange Act on March 6, 2014.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by visiting our internet website at www.enlink.com, or by writing or calling us at the following address:

EnLink Midstream, LLC
1722 Routh Street, Suite 1300
Dallas, Texas 75201
Attention: Investor Relations
Telephone: (214) 953-9500

ENLK's Filings

  •
  Annual Report on Form 10-K for the year ended December 31, 2018; and

  •
  Current Reports on Form 8-K filed on January 23, 2019, January 25, 2019, January 29, 2019, February 4, 2019, and March 14, 2019 (in each case to the extent filed and not furnished).

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by visiting ENLK's internet website at www.enlink.com, or by writing or calling ENLK at the following address:

EnLink Midstream Partners, LP
1722 Routh Street, Suite 1300
Dallas, Texas 75201
Attention: Investor Relations
Telephone: (214) 953-9500

EnLink Midstream, LLC

$500,000,000 5.375% Senior Notes due 2029

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

RBC CAPITAL MARKETS	BMO CAPITAL MARKETS
SUNTRUST ROBINSON HUMPHREY	WELLS FARGO SECURITIES

BB&T CAPITAL MARKETS	J.P. MORGAN	MORGAN STANLEY	PNC CAPITAL MARKETS LLC
REGIONS SECURITIES LLC	SCOTIABANK	TD SECURITIES	US BANCORP

April 4, 2019